PRICING SUPPLEMENT No. VLS ETN-3/A15† To the Prospectus Supplement dated March 23, 2012 and Prospectus dated March 23, 2012	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 December 8, 2014
Issued by Credit Suisse AG
$400,000,000±±†† VelocitySharesTM 3x Long Crude Oil ETN linked to the S&P GSCI® Crude Oil Index ER due February 9, 2032*
$8,000,000,000±±†† VelocitySharesTM 3x Long Natural Gas ETN linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032*
$100,000,000±± VelocitySharesTM 3x Inverse Crude Oil ETN linked to the S&P GSCI® Crude Oil Index ER due February 9, 2032*
$16,000,000,000±± VelocitySharesTM 3x Inverse Natural Gas ETN linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032*
ETNs	Leverage Amount	ETN Type	Exchange Ticker	Indicative Value Ticker	CUSIP	ISIN
3x Long Crude Oil ETNs	3	“Leveraged Long”	UWTI	UWTI.IV	22542D589	US22542D5894
3x Long Natural Gas ETNs	3	“Leveraged Long”	UGAZ	UGAZ.IV	22542D571	US22542D5712
3x Inverse Crude Oil ETNs	-3	“Leveraged Inverse”	DWTI	DWTI.IV	22542D548	US22542D5480
3x Inverse Natural Gas ETNs	-3	“Leveraged Inverse”	DGAZ	DGAZ.IV	22542D530	US22542D5308

We are offering four separate series of exchange traded notes (collectively, the “ETNs”), the VelocitySharesTM 3x Long Crude Oil ETN linked to the S&P GSCI® Crude Oil Index ER due February 9, 2032 (the “3x Long Crude Oil ETNs”), the VelocitySharesTM 3x Long Natural Gas ETN linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 (the “3x Long Natural Gas ETNs” and collectively with the 3x Long Crude Oil ETNs, the “Leveraged Long ETNs”), the VelocitySharesTM 3x Inverse Crude Oil ETN linked to the S&P GSCI® Crude Oil Index ER due February 9, 2032 (the “3x Inverse Crude Oil ETNs”) and the VelocitySharesTM 3x Inverse Natural Gas ETN linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 (the “3x Inverse Natural Gas ETNs” and collectively with the 3x Inverse Crude Oil ETNs, the “Leveraged Inverse ETNs”).

We have listed each series of the ETNs on the NYSE Arca under the exchange ticker symbols as set forth in the table above. As long an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system.

The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks.  They are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives.  The ETNs are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day.  Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the applicable Index (as defined below) and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable.  Investors should actively and frequently monitor their investments in the ETNs, even intra-day.  It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the applicable Index is positive, in the case of the Leveraged Long ETNs, or negative, in the case of the Leveraged Inverse ETNs.

Investing in the ETNs involves a number of risks.  See “Risk Factors” beginning on page PS-17 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

*The scheduled Maturity Date for each series of ETNs is initially February 9, 2032, but the maturity of any series of ETNs may be extended at our option for up to two additional five-year periods, as described herein.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the investor fee. In addition, CSSU may charge investors a redemption charge of up to 0.05% of the stated principal amount of any ETN that is redeemed at the investor’s option. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse
December 8, 2014
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General

•
The ETNs are designed for investors who seek leveraged long or leveraged inverse exposure, as applicable, to the applicable Index (as defined below).  The ETNs do not guarantee any return of principal and do not pay any interest during their term.  For each ETN, investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the applicable Index, plus a Daily Accrual and less a Daily Investor Fee (each as defined herein).  Investors should be willing to forgo interest payments and, if the applicable Index declines or increases, as applicable, be willing to lose up to 100% of their investment.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•
The ETNs are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the applicable Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from two times or three times, as applicable, the return on a direct long or inverse, as applicable, investment in the applicable Index.  The ETNs are very sensitive to changes in the level of the applicable Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the applicable Index on a daily or intraday basis.  Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the applicable Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable.  Investors should actively and frequently monitor their investments in the ETNs.

•
The ETNs are senior medium-term notes of Credit Suisse AG, acting through its Nassau Branch, maturing February 9, 2032 (the “Maturity Date”) unless the maturity of any series of ETNs is extended at our option, as described below. **

•
The denomination and stated principal amount of each ETN is $50.  Any ETNs issued in the future may be issued at a price that is higher or lower than the stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value for the ETNs of the applicable series.

•
The initial issuance of ETNs of each series priced on February 7, 2012 (the “Inception Date”) and settled on February 10, 2012 (the “Initial Settlement Date”).  Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

We sold a portion of the ETNs on the Inception Date at, and received proceeds equal to, 100% of their stated principal amount. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date.

Additional ETNs of each series may be issued and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs of such series at that time. If there is a substantial demand for the ETNs, we may issue additional ETNs frequently.  However, we are under no obligation to sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value (which will not include any premium) on the Accelerated Valuation Date (each as defined herein)). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

Any limitation or suspension on the issuance of the ETNs will not affect the early redemption rights of holders as described herein or other ETNs issued by us.

VLS Securities, LLC (“VLS”) will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the securities under the “VelocitySharesTM” brand.  See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

This pricing supplement provides specific pricing information in connection with the issuance of each series of the ETNs.  Prospective investors should read this pricing supplement together with the prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012 for a description of the specific terms and conditions of the ETNs. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

We may from time to time purchase outstanding ETNs of any series in the open market or in other transactions, and we may use this pricing supplement together with the prospectus supplement and the prospectus dated March 23, 2012 in connection with resales of some or all of the purchased ETNs in the secondary market.

The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the initial settlement date. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). Any further issuances of ETNs of any series will form a single series with the offered ETNs of such series, will have the same CUSIP number and will trade interchangeably with the offered ETNs of such series upon settlement. Any further issuances will increase the outstanding aggregate principal amount of the applicable series of the ETNs.  See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

†This amended and restated pricing supplement amends and restates and supersedes Pricing Supplement No. VLS ETN-3 dated February 7, 2012, Pricing Supplement No. VLS ETN-3/A dated March 23, 2012, Pricing Supplement No. VLS ETN-3/A1 dated September 21, 2012, Pricing Supplement No. VLS ETN-3/A2 dated October 24, 2012, Pricing Supplement No. VLS ETN-3/A3 dated January 2, 2013, Pricing Supplement No. VLS ETN-3/A4 dated March 18, 2013, Pricing Supplement No. VLS ETN-3/A5 dated April 24, 2013, Pricing Supplement No. VLS ETN-3/A6 dated August 14, 2013, Pricing Supplement No. VLS ETN-3/A7 dated December 27, 2013, Pricing Supplement No. VLS ETN-3/A8 dated January 21, 2014, Pricing Supplement No. VLS ETN-3/A9 dated January 28, 2014, Pricing Supplement No. VLS ETN-3/A10 dated February 7, 2014, Pricing Supplement No. VLS ETN-3/A11 dated April 14, 2014, Pricing Supplement No. VLS ETN-3/A12 dated September 5, 2014, Pricing Supplement No. VLS ETN-3/A13 dated October 21, 2014 and Pricing Supplement No. VLS ETN-3/A14 dated November 17, 2014.

±±  Reflects the stated principal amount of such ETNs offered hereby plus the principal amount of such ETNs outstanding as of December 8, 2014. As of December 8, 2014, there were outstanding the following:

•	$172,530,350 in stated principal amount of the 3x Long Crude Oil ETNs (3,450,607 3x Long Crude Oil ETNs).

•	$3,065,000,000 in stated principal amount of the 3x Long Natural Gas ETNs (61,300,000 3x Long Natural Gas ETNs).

•	$11,770,200 in stated principal amount of the 3x Inverse Crude Oil ETNs (235,404 3x Inverse Crude Oil ETNs).

•	$1,070,750,000 in stated principal amount of the 3x Inverse Natural Gas ETNs (21,415,000 3x Inverse Natural Gas ETNs).

†† Amounts represent an increase of $200,000,000 in principal amount of the 3x Long Crude Oil ETNs (4,000,000 3x Long Crude Oil ETNs) and $4,000,000,000 in principal amount of the 3x Long Natural Gas ETNs (80,000,000 3x Long Natural Gas ETNs) from the amounts set forth in Pricing Supplement No. VLS ETN-3/A14 dated November 17, 2014.

**Any Valuation Date for any series of ETNs is subject to postponement if such date is not an Index Business Day for such series of ETNs or as a result of a Market Disruption Event with respect to such series of ETNs; any Valuation Date in the Accelerated Valuation Period is subject to postponement if a preceding Valuation Date in the Accelerated Valuation Period is postponed; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not an Index Business Day for the applicable series of ETNs or if a Market Disruption Event occurs or is continuing with respect to the applicable series of ETNs on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.”  No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.
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Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Index:
The return on the ETNs of any series will be based on the performance of the applicable Index during the term for such series of ETNs.  Each series of ETNs tracks the daily performance of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER (each such index, an “Index” and collectively the “Indices”).  Each Index comprises futures contracts on a single commodity and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”).  The fluctuations in the values of the Indices are intended generally to correlate with changes in the prices of such physical commodities in global markets.  The S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER are composed entirely of WTI crude oil and natural gas futures contracts, respectively.  The Indices are determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”).  S&P calculates the levels of the Indices on each business day and publishes them on the Bloomberg pages specified in the table below.  Each Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents (defined below) as set forth below.  See “The Indices” in this pricing supplement for further information on the Indices.

ETNs	Underlying Index	Underlying Index Ticker
3x Long Crude Oil ETNs 3x Inverse Crude Oil ETNs	S&P GSCI® Crude Oil Index ER	SPGSCLP
3x Long Natural Gas ETNs 3x Inverse Natural Gas ETNs	S&P GSCI® Natural Gas Index ER	SPGSNGP

The Calculation Agents may modify, replace or adjust the Indices under certain circumstances even if the Index Sponsor continues to publish the applicable Index without modification, replacement or adjustment.  See “Risk Factors—The Calculation Agents may modify the applicable Index” and “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement for further information.

Payment at Maturity:
If the ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive for each $50 stated principal amount of the ETNs a cash payment equal to the applicable Closing Indicative Value for such series of ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents.  We refer to the amount of such payment as the “Maturity Redemption Amount.”  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

Closing Indicative Value:
The Closing Indicative Value for each series of ETNs on the Inception Date will equal $50 (the “Initial Indicative Value”).  The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will equal (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such series of ETNs on such calendar day minus (2) the Daily Investor Fee for such series of ETNs on such calendar day.  The Closing Indicative Value will never be less than zero.  If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.  If any series of ETNs undergoes a split or reverse split, the Closing Indicative Value for such series of ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).  VelocityShares Index & Calculation Services, a division of VelocityShares LLC (“VIC”) or its affiliate is responsible for computing and disseminating the Closing Indicative Value. The Closing Indicative Value and the closing price of the 3x Long Crude Oil ETNs, the 3x Long Natural Gas ETNs, the 3x Inverse Crude Oil ETNs and the 3x Inverse Natural Gas ETNs on December 4, 2014 are set forth below.

ETNs	Closing Price	Closing Indicative Value
3x Long Crude Oil ETNs:	$9.89 (exchange ticker UWTI)	$9.8981 (Indicative Value Ticker UWTI.IV)
3x Long Natural Gas ETNs:	$8.69 (exchange ticker UGAZ)	$8.7219 (Indicative Value Ticker UGAZ.IV)
3x Inverse Crude Oil ETNs:	$66.60 (exchange ticker DWTI)	$66.2715 (Indicative Value Ticker DWTI.IV)
3x Inverse Natural Gas ETNs:	$4.84 (exchange ticker DGAZ)	$4.8269 (Indicative Value Ticker DGAZ.IV)

If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). VLS or its affiliate is responsible for computing and disseminating the Closing Indicative Value.

Daily ETN Performance:
The Daily ETN Performance for any series of ETNs on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such series of ETNs on such Index Business Day times (b) the Leverage Amount for such series of ETNs.  The Daily ETN Performance for any series of ETNs is deemed to equal one on any day that is not an Index Business Day for such series of ETNs.

Daily Accrual:
The Daily Accrual represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service).  The Daily Accrual for any series of ETNs on any Index Business Day for such series of ETNs will equal:
Where Tbillst-1 is the three month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day for such series of ETNs and d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination.  The Daily Accrual for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

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Daily Index Performance:
The Daily Index Performance for any series of ETNs on any Index Business Day for such series of ETNs will equal (1)(a) the closing level of the applicable Index on such Index Business Day divided by (b) the closing level of the applicable Index on the immediately preceding Index Business Day for such series of ETNs minus (2) one.****  If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance for such series of ETNs on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event.  The Daily Index Performance for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

Leverage Amount:	The Leverage Amount for each series of ETNs is as follows:
3x Long Crude Oil ETNs:	3
3x Long Natural Gas ETNs:	3
3x Inverse Crude Oil ETNs:	-3
3x Inverse Natural Gas ETNs:	-3
Daily Investor Fee:
The Daily Investor Fee for any series of ETNs on any Index Business Day for such series of ETNs will equal the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day for such series of ETNs times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination.  The Daily Investor Fee for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

If the level of the applicable Index decreases or does not increase sufficiently in the case of the Leveraged Long ETNs or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs (in each case in addition to the Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or upon acceleration of the ETNs.  See “Hypothetical Examples” and “Risk Factors — Even if the closing level of the applicable Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the applicable Index on the date of your investment, you may receive less than the principal amount of the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

Investor Fee Factor:	The Investor Fee Factor for each series of ETNs is as follows:
3x Long Crude Oil ETNs:	1.35%
3x Long Natural Gas ETNs:	1.65%
3x Inverse Crude Oil ETNs:	1.35%
3x Inverse Natural Gas ETNs:	1.65%

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Intraday Indicative Value:
The Intraday Indicative Value for each series of the ETNs will be calculated every 15 seconds on each Index Business Day for such series of ETNs so long as no Market Disruption Event with respect to such series of ETNs has occurred and is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor.  The Intraday Indicative Value for each series of the ETNs at any time is based on the most recent intraday level of the applicable Index.  At any time at which a Market Disruption Event with respect to a series of ETNs has occurred and is continuing, there shall be no Intraday Indicative Value for such series of ETNs.  If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.  See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.  VIC or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Valuation Dates:
February 2, 2032 or, if such date is not an Index Business Day for any series of ETNs, the next following Index Business Day for such series of ETNs (the “Final Valuation Date”), any Early Redemption Valuation Date and any Index Business Day in the Accelerated Valuation Period.***  If we exercise our option to extend the maturity of any series of ETNs (as described below), the Final Valuation Date for such series of ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.

Maturity Date:
The scheduled Maturity Date for each series of ETNs is initially February 9, 2032, but may be extended for any series of ETNs at our option for up to two additional five-year periods.  We may only extend the scheduled Maturity Date for any series of ETNs for five years at a time.  If we exercise our option to extend the maturity of any series of ETNs, we will notify DTC (the holder of the global note for each series of ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such series of ETNs.  We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Early Redemption:
Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended as described above, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended).  If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
You must offer for redemption at least 25,000 ETNs of any one series, or an integral multiple of 25,000 ETNs of such series in excess thereof, at one time in order to exercise your right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or Credit Suisse International (“CSI”) as one of the Calculation Agents, may from time to time reduce, in part or in whole, the Minimum Redemption Amount.  Any such reduction will be applied on a consistent basis for all holders of the relevant series of ETNs at the time the reduction becomes effective.  If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

Early Redemption Mechanics:
You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein).  If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	The Early Redemption Charge for any series of ETNs will equal 0.05% times the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date.

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Acceleration at Our Option or Upon Acceleration Event:
We will have the right to accelerate the ETNs of any series in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any series of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the outstanding ETNs of such series (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such series of ETNs during the Accelerated Valuation Period.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration.  In the case of an Event Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such series of ETNs, the next following Index Business Day for such series of ETNs).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”).***  We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Substitute Index instead.  If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.  See “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement.

Acceleration Event:
As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value for any series of ETNs is equal to or less than 15% of the prior day’s Closing Indicative Value for such series of ETNs.

Business Day:	Any day that is not (a) a Saturday or Sunday or (b) a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York.
Index Business Day:
An Index Business Day for any series of ETNs is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the applicable Index for such series of ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc. (“NYMEX”), for each of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER (the “Primary Exchange”), (ii) the applicable Index for such series of ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by VIC, as one of the Calculation Agents.

Calculation Agents:	CSI and VIC. See “Specific Terms of the ETNs—Role of Calculation Agents” in this pricing supplement.

*** If a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day for such series of ETNs on which no Market Disruption Event is continuing.  If a Market Disruption Event occurs or is continuing with respect to any series of ETNs on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event occurred or was continuing with respect to any series of ETNs on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

TABLE OF CONTENTS

SUMMARY	PS-1
HYPOTHETICAL EXAMPLES	PS-15
RISK FACTORS	PS-17
THE INDICES	PS-38
DESCRIPTION OF THE ETNs	PS-47
SPECIFIC TERMS OF THE ETNs	PS-50
CLEARANCE AND SETTLEMENT	PS-60
SUPPLEMENTAL USE OF PROCEEDS AND HEDGING	PS-60
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	PS-61
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-66
BENEFIT PLAN INVESTOR CONSIDERATIONS	PS-68
LEGAL MATTERS	PS-69
ANNEX A	A-1
ANNEX B	B-1

You should read this pricing supplement together with the accompanying prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these ETNs are a part.  You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated March 23, 2012 and Prospectus dated March 23, 2012

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs of any series and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, as the ETNs of any series involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs of any series.  You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these ETNs.  The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs of any series in some jurisdictions may be restricted by law.  If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in any of the series of the ETNs. References to the “prospectus” mean our accompanying prospectus, dated March 23, 2012 and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated March 23, 2012.

We may, without providing you notice or obtaining your consent, create and issue ETNs of each series in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs of such series.  We may consolidate the additional ETNs to form a single class with the outstanding ETNs of such series. However, we are under no obligation to sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value (which will not include any premium) on the Accelerated Valuation Date). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their Indicative Value.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER (each an “Index” and collectively the “Indices”).

We will not pay you interest during the term of the ETNs.  The ETNs do not have a minimum payment at maturity, upon redemption or upon acceleration and are fully exposed to any decline or increase, as applicable, in the applicable Index.

If you invest in the Leveraged Long ETNs, depreciation of the applicable Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

If you invest in the Leveraged Inverse ETNs, appreciation of the applicable Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

The ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the applicable Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from two times or three times, as applicable, the return on a direct long or inverse, as applicable, investment in the applicable Index.  The ETNs are very sensitive to changes in the level of the applicable Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the applicable Index on a daily or intraday basis.  Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the applicable Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable.  Investors should actively and frequently monitor their investments in the ETNs.  It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the applicable Index is positive, in the case of the Leveraged Long ETNs, or negative, in the case of the Leveraged Inverse ETNs.

For a description of how the payment at maturity, upon redemption or upon acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections herein.

The denomination and stated principal amount of each ETN is $50.  Any ETNs issued in the future may be issued at a price higher or lower than the stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value for the ETNs of the applicable series.  You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances.  Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC.  You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

What are the Indices and who publishes the levels of the Indices?

Each Index comprises futures contracts on a single commodity and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”).  The fluctuations in the values of the Indices are intended generally to correlate with changes in the prices of such physical commodities in global markets.  The S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER are composed entirely of WTI crude oil and natural gas futures contracts, respectively.  The Indices are determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”).  S&P calculates the levels of the Indices on each business day and publishes them on the Bloomberg pages specified in the table below.  Each Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents (defined below) as set forth below.  See “The Indices” in this pricing supplement for further information on the Indices.

ETNs	Underlying Index	Underlying Index Ticker
3x Long Crude Oil ETNs 3x Inverse Crude Oil ETNs	S&P GSCI® Crude Oil Index ER	SPGSCLP
3x Long Natural Gas ETNs 3x Inverse Natural Gas ETNs	S&P GSCI® Natural Gas Index ER	SPGSNGP

Because the Indices are excess return indices, they measure the hypothetical returns on an uncollateralized investment in futures contracts.  By contrast, a total return index would also include the interest that could be earned on the funds committed to a collateralized investment in futures contracts, which would increase the level of the index relative to the excess return version.  However, the Closing Indicative Value for each series of ETNs takes into account the Daily Accrual, which represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate.  See “Specific Terms of the ETNs—Payment at Maturity.”

The Calculation Agents may modify, replace or adjust the Indices under certain circumstances even if the Index Sponsor continues to publish the applicable Index without modification, replacement or adjustment.  See “Risk Factors—The Calculation Agents may modify the applicable Index” and “Specific Terms of the ETNs—Discontinuation or Modification of an Index” in this pricing supplement for further information.

How have the Indices performed historically?

The charts below show the actual closing levels of the Indices from January 1, 2007 through December 4, 2014.  The closing levels of the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER on December 4, 2014 were 368.82 and 31.4238, respectively. We obtained the levels below from Bloomberg, without independent verification.  We have derived all information regarding each of the Indices contained in this pricing supplement, including, without limitation, their make-up, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.  We make no representation or warranty as to the accuracy or completeness of this publicly available information.  Such information reflects the policies of, and is subject to change by the Index Sponsor.  We and our affiliates make no representation or warranty as to, and assume no responsibility for, the accuracy or completeness of such information.  The historical performance of the Indices should not be taken as an indication of future performance, and no assurance can be given as to the level of any of the Indices on any given date. See “The Indices” in this pricing supplement for more information on the Indices.

Will I receive interest on the ETNs?

You will not receive any interest payments on the ETNs.  The ETNs are not designed for investors who are looking for periodic cash payments.  Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the applicable Index declines or does not increase enough, in the case of the Leveraged Long ETNs, or increases or does not decline enough, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee as described below, are willing to lose some or all of their principal.

How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?

Unless the ETNs have been previously redeemed or accelerated, the ETNs will mature on February 9, 2032 (the “Maturity Date”), unless the maturity of any series of ETNs is extended as described herein under “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If the ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per ETN equal to the applicable Closing Indicative Value for such series of ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents.  We refer to the amount of such payment as the “Maturity Redemption Amount.”  If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.  If the scheduled Final Valuation Date is not an Index Business Day for any series of ETNs, the Final Valuation Date will be postponed to the next following Index Business Day for such series of ETNs, in which case the Maturity Date for such series of ETNs will be postponed to the third Business Day following the Final Valuation Date as so postponed.  In addition, if a Market Disruption Event with respect to any series of ETNs occurs or is continuing on the Final Valuation Date, the Maturity Date for such series of ETNs will be postponed until the date three Business Days following the Final Valuation Date for such series of ETNs, as postponed.  No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” for any given series of ETNs on any given calendar day will be calculated in the following manner:  The Closing Indicative Value on the Inception Date will equal $50 (the “Initial Indicative Value”).  The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will equal (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such series of ETNs on such calendar day minus (2) the Daily Investor Fee for such series of ETNs on such calendar day.  The Closing Indicative Value will never be less than zero.  If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.  If any series of ETNs undergoes a split or reverse split, the Closing Indicative Value for such series of ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” herein).  VelocityShares Index & Calculation Services, a division of VelocityShares LLC (“VIC”) or its affiliate is responsible for computing and disseminating the Closing Indicative Value.  The Closing Indicative Value for each series of ETNs will be calculated and published each calendar day under the following tickers:

ETNs	Ticker
3x Long Crude Oil ETNs	UWTI.IV
3x Long Natural Gas ETNs	UGAZ.IV
3x Inverse Crude Oil ETNs	DWTI.IV
3x Inverse Natural Gas ETNs	DGAZ.IV

The “Daily ETN Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such series of ETNs on such Index Business Day times (b) the Leverage Amount for such series of ETNs.  The Daily ETN Performance for any series of ETNs is deemed to equal one on any day that is not an Index Business Day for such series of ETNs.

An “Index Business Day” for any series of ETNs is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the applicable Index for such series of ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc., for each of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER, (ii) the applicable Index for such series of ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by VIC, as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on

Bloomberg or any successor service).  The Daily Accrual for any series of ETNs on any Index Business Day for such series of ETNs will equal:

Where Tbillst-1 is the three month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day for such series of ETNs and d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination.  The Daily Accrual for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Daily Index Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1)(a) the closing level of the applicable Index for such series of ETNs on such Index Business Day divided by (b) the closing level of the applicable Index for such series of ETNs on the immediately preceding Index Business Day for such series of ETNs minus (2) one.  If a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of ETNs is continuing.  If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance for such series of ETNs on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.  In addition, if a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event.  The Daily Index Performance for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Leverage Amount” for each series of ETNs is as follows:

3x Long Crude Oil ETNs:	3
3x Long Natural Gas ETNs:	3
3x Inverse Crude Oil ETNs:	-3
3x Inverse Natural Gas ETNs:	-3

The “Daily Investor Fee” for any series of ETNs on any Index Business Day for such series of ETNs will equal the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day for such series of ETNs times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination.  The Daily Investor Fee for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Investor Fee Factor” for each series of ETNs is as follows:

3x Long Crude Oil ETNs:	1.35%
3x Long Natural Gas ETNs:	1.65%
3x Inverse Crude Oil ETNs:	1.35%
3x Inverse Natural Gas ETNs:	1.65%

If the level of the applicable Index decreases or does not increase sufficiently in the case of the Leveraged Long ETNs or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs (in each case in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or upon acceleration of the ETNs.  See “Hypothetical Examples” and “Risk Factors—Even if the closing level of the applicable Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the applicable Index on the date of your investment, you may receive less than the principal amount of the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the applicable Index for each series of ETNs on any Index Business Day will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, except that in the event a Market Disruption Event with respect to any series of ETNs occurs or is continuing on an Index Business Day for such series of ETNs, the Calculation Agents will determine the closing level of the applicable Index for such series of ETNs for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P GSCI® Crude Oil Index ER	SPGSCLP
S&P GSCI® Natural Gas Index ER	SPGSNGP

Because each Index is comprised of futures contracts that reach their respective final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each series of ETNs on any Index Business Day for such series of ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as any series of ETNs is listed for trading on the NYSE Arca, such series of ETNs may continue to trade in the afternoon on each Index Business Day for such series of ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such series of ETNs have been fixed for that Index Business Day.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended).  If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein).  If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 25,000 ETNs of any one series, or an integral multiple of 25,000 ETNs of such series in excess thereof, at one time in order to exercise your right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount.  Any such reduction will be applied on a consistent basis for all holders of the relevant series of ETNs at the time the reduction becomes effective.  If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.*

The “Early Redemption Charge” for any series of ETNs is equal to 0.05% times the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Payment Upon Acceleration

We will have the right to accelerate the ETNs of any series in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any series of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the outstanding ETNs of such series (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such series of ETNs during the Accelerated Valuation Period.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration.  In the case of an Event Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such series of ETNs, the next following Index Business Day for such series of ETNs).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”).**  We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.  See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

* An Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events”.
** The Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events”.

Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable.  Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Substitute Index instead.  If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index.  If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.  See “Specific Terms of the ETNs—Discontinuation or Modification of an Index” below.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity, upon redemption or upon acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

What will be the Intraday Indicative Value for the ETNs?

The “Intraday Indicative Value” for each series of the ETNs will be calculated every 15 seconds on each Index Business Day for such series of ETNs so long as no Market Disruption Event with respect to such series of ETNs has occurred and is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor.  The Intraday Indicative Value for each series of the ETNs at any time is based on the most recent intraday level of the applicable Index.  At any time at which a Market Disruption Event with respect to any series of ETNs has occurred and is continuing, there shall be no Intraday Indicative Value for such series of ETNs.  If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.  See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.  VIC or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Because each Index is comprised of futures contracts that reach their respective final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each series of ETNs on any Index Business Day for such series of ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as any series of ETNs is listed for trading on the NYSE Arca, such series of ETNs may continue to trade in the afternoon on each Index Business Day for such series of ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such series of ETNs have been fixed for that Index Business Day.

The Indicative Value of the ETNs is not the same as the trading price of the ETNs in the secondary market at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of any series of the ETNs at any time may vary significantly from Indicative Value of such ETNs at such time. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value (which will not include any premium) on the Accelerated Valuation Date). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their Indicative Value.

How do you sell your ETNs?

We have listed each series of the ETNs on the NYSE Arca under the exchange ticker symbols as set forth in the table above.  As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system.

How do you offer the ETNs for redemption by Credit Suisse?

If you wish to offer the ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•
Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to VLS (the “Redemption Agent”) via email or other electronic delivery (including, without limitation, the Redemption Agent’s proprietary technology system, TENZING) as requested by the Redemption Agent.  If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date.  The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•
Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•
Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected.  Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines.  If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day.  Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

What are some of the risks of the ETNs?

An investment in the ETNs involves risks.  Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•
Uncertain Principal Repayment—The ETNs are designed for investors who seek leveraged long or leveraged inverse exposure, as applicable, to the applicable Index.  The ETNs do not guarantee any return of principal.  For each ETN, investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the applicable Index, plus a Daily Accrual and less a Daily Investor Fee.  If the applicable Index declines, in the case of Leveraged Long ETNs or increases, in the case of Leveraged Inverse ETNs, investors should be willing to lose up to 100% of their investment.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•	Credit Risk of the Issuer—Any payments you are entitled to receive on the ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.

•
Long Holding Period Risk—The ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the applicable Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from two times or three times, as applicable, the return on a direct long or inverse, as applicable, investment in the applicable Index.  The ETNs are very sensitive to changes in the level of the applicable Index, and returns on the ETNs may be negatively impacted in complex ways by volatility of the applicable Index on a daily or intraday basis.  Accordingly, the ETNs should be purchased by knowledgeable investors who understand the potential consequences of investing in the applicable Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable.  Investors should actively and frequently monitor their investments in the ETNs, even intra-day.  It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the applicable Index is positive, in the case of the Leveraged Long ETNs, or negative, in the case of the Leveraged Inverse ETNs.

•
Concentration Risk—The ETNs reflect a leveraged long or leveraged inverse position, as applicable, in the applicable Index, each of which comprises futures contracts on a single commodity, and thus are much less diversified than other investments and, therefore, could experience greater volatility.  You will not benefit, with respect to the ETNs, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

•
Potentially High and Unpredictable Volatility in the Prices of WTI Crude Oil and Natural Gas—The return on each series of ETNs is linked to the performance of the applicable Index, which in turn is linked to the performance of futures contracts on WTI crude oil or natural gas. WTI crude oil and natural gas prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the levels of the Indices, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in the ETNs inappropriate as the focus of an investment portfolio.

•
You Will Not Have Any Rights in Any Physical Commodities, or Any Rights in the Commodity Futures Contracts Included in the Applicable Index—As an owner of the ETNs, you will not have rights that holders of WTI crude oil or natural gas, as applicable, or the commodity futures contracts included in the applicable Index may have. The ETNs will be paid in cash, and you will have no right to receive delivery of any components of the applicable Index. You will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the applicable Index.

•
No Direct Exposure to the Spot Price of WTI Crude Oil or Natural Gas—Each Index is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the ETNs may underperform a similar investment that is linked to the spot price of WTI crude oil or natural gas, as applicable.

•	No Interest Payments—You will not receive any periodic interest payments on the ETNs.

•
Uncertain Trading Market for the ETNs—Although we have listed each series of ETNs on NYSE Arca, a trading market for the ETNs may not continue for the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•
Requirements on Redemption by Credit Suisse—You must offer at least the applicable Minimum Redemption Amount to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered.

•
Your Offer for Redemption Is Irrevocable—You will not be able to rescind your offer for redemption after it is received by the Redemption Agent, so you will be exposed to market risk in the event market conditions change after the Redemption Agent receives your offer.

•
Uncertain Tax Treatment—No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs.  There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement.  In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. From time to time, including during 2013, there have been legislative and administrative proposals to change the tax rules for derivative financial contracts and instruments.  Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs.  Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

•
Acceleration Feature—The ETNs may be accelerated by us at any time on or after the Inception Date or accelerated by us at any time if an Acceleration Event occurs. Upon any such acceleration you may receive less, and possibly significantly less, than your original investment in the ETNs.

Is this the right investment for you?

The ETNs may be a suitable investment for you if:

•	You seek an investment with a return linked on a leveraged long or leveraged inverse basis, as applicable, to the performance of the applicable Index.

•	You are willing to accept the risk of fluctuations in the price of WTI crude oil or natural gas futures, as applicable, in general and in the level of the applicable Index in particular.

•
You are a sophisticated investor seeking to manage daily trading risk using a short-term investment, and are knowledgeable and understand the potential consequences of investing in the applicable Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable.

•	You are willing to actively and frequently monitor your investment in the ETNs.

•
You believe the level of the applicable Index will increase (if you invest in the Leveraged Long ETNs) or decline (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You do not seek current income from this investment.

•	You do not seek a certain return of principal.

•
You are a sophisticated investor and you understand that the ETNs are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives.

•	You understand that the Daily Investor Fee and the Early Redemption Charge, if applicable, will reduce your return (or increase your loss, as applicable) on your investment.

The ETNs may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in the price of WTI crude oil or natural gas futures, as applicable, in general and in the level of the applicable Index in particular.

•	You seek a guaranteed return of principal.

•	You seek an investment with a longer investment objective than one day.

•	You are not willing to actively and frequently monitor your investment in the ETNs.

•
You believe the level of the applicable Index will decrease (if you invest in the Leveraged Long ETNs) or increase (if you invest in the Leveraged Inverse ETNs) or will not increase (if you invest in the Leveraged Long ETNs) or decrease (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You are not a sophisticated investor and you seek an investment for other purposes than managing daily trading risks.

•
You do not want to pay Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) will participate in the initial distribution of the ETNs on the initial settlement date and will likely participate in any future distribution of the ETNs.  CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of the material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs of each series.  After the initial offering, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs of any series to create a secondary market for holders of the ETNs of any such series, and may engage in other activities described in the sections “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and prospectus.  However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

CSI will also act as one of the Calculation Agents for the ETNs.  In addition, we are a minority investor in an affiliate of VLS and VIC, and in connection with such investment we have customary rights to nominate a director of such affiliate.  As Calculation Agents, CSI and VIC will make determinations with respect to the ETNs.  The determinations may be adverse to you.  You should refer to “Risk Factors—There may be conflicts of interest between you and us, the Redemption Agent and the Calculation Agents” in this pricing supplement for more information.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates.  This hedging activity will likely involve purchases or sales of futures contracts included in the applicable Index, listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index or other instruments linked to the applicable Index or the futures contracts included in the applicable Index.  We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date.  We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the applicable Index.  Any of these hedging activities could affect the value of the futures contracts included in the applicable Index and/or the applicable Index, and accordingly the value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date.  Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact, in securities or financial instruments related to the applicable Index may impair the market value of the ETNs” and “Risk Factors—There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Does ERISA Impose Any Limitations on Purchases of the ETNs?

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the ETNs or (B) its acquisition and holding of the ETNs is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

HYPOTHETICAL EXAMPLES

Hypothetical Examples

The examples in Annex B show how the ETNs would perform in hypothetical circumstances.  These hypothetical examples are meant to illustrate the effect that different factors may have on the Maturity Redemption Amount.  These factors include fees, compounding of returns, the volatility of the applicable Index, and the three month U.S. Treasury rate.  Many other factors may affect the value of the ETNs, and these figures are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate a few of the potential possible Closing Indicative Values for the ETNs. For ease of analysis, the examples assume a hypothetical $100 denomination and stated principal amount for each series of ETNs. The figures in these examples have been rounded for convenience.

The information in the tables in Annex B reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and disposed of on the Maturity Date for the Maturity Redemption Amount.  We have not considered early redemption or acceleration for simplicity. The ETNs may be accelerated early under certain circumstances.  Although your payment upon redemption or acceleration would be based on the Closing Indicative Value for the applicable series of ETNs, which is calculated in the manner illustrated in the examples in Annex B, your payment upon early redemption would be subject to the Early Redemption Charge.

Any rate of return you may earn on an investment in the ETNs may be lower than that which you could earn on a comparable investment in the futures contracts included in the applicable Index.  The examples in Annex B assume no Market Disruption Event occurs and the Maturity Date is not extended at our option for any series of ETNs.  Also, the hypothetical rates of return shown in Annex B do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to the ETNs, tax liabilities could affect the after-tax rate of return on the ETNs to a comparatively greater extent than the after-tax return on the futures contracts included in the applicable Index.

The prices of the futures contracts included in the Indices have been highly volatile in the past and the performance of the Indices cannot be predicted for any future period.  The actual performances of the Indices over the life of the ETNs, as well as the amount payable at the applicable Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, may bear little relation to the hypothetical return examples set forth in Annex B or to the historical closing levels of the Indices set forth elsewhere in this pricing supplement.  The examples included in Annex B are broken into sections to highlight some of the most significant factors that may affect the return on the ETNs.  Each section is based upon numerous assumptions related to interest rate levels, interest rate volatilities, interest rate spreads, returns on the futures contracts included in the applicable Index, volatilities of the futures contracts included in the applicable Index, and funding and borrow costs associated with the futures contracts included in the applicable Index.  No single example can easily capture all the possible influences on the value of the ETNs, and each example is a simplified hypothetical example intended purely to illustrate the effect of various key factors that can influence the value of the ETNs. Many of the factors will primarily affect the value of the ETNs by affecting the level of the applicable Index.  These factors include, among others, interest rate levels, interest rate volatilities, interest rate spreads, returns on the futures contracts included in the applicable Index, volatilities of the futures contracts included in the applicable Index, and funding and borrow costs associated with the futures contracts included in the applicable Index.

Two of the most important factors that will affect the value of the ETNs are the directional change in the in the level of the applicable Index (either up or down) and the annualized daily volatility of the applicable Index itself.  The annualized daily volatility of each Index is a measure of the magnitude and frequency of day-to-day changes in the applicable Index closing level, and is equal to the standard deviation of the applicable Index’s daily returns over twenty years, annualized by multiplying by the square root of 252.  When we refer to “volatility in the daily change in Index levels,” we mean the annualized volatility of the daily closing levels of the applicable Index over the relevant term.  We therefore provide four examples in Annex B that reflect four different scenarios related to these two factors.  The hypothetical examples highlight the negative impact of higher annualized volatility of the applicable Index on the rate of return on the ETNs.  In Example 1, we show increasing Index levels with 10.21%

annualized volatility in the daily change in Index levels over the relevant term.  In Example 2, we show decreasing Index levels with 10.10% annualized volatility in the daily change in Index levels over the relevant term.  In Example 3, we show increasing Index levels with 60.53% annualized volatility in the daily change in Index levels over the relevant term.  In Example 4, we show decreasing Index levels with 49.69% annualized volatility in the daily change in Index levels over the relevant term.  Because the Daily Investor Fee is calculated on a daily basis, its effect on the value of the ETNs is dependent upon the path the applicable Index takes rather than just the endpoint of the applicable Index.  Your return may be materially worse.  Please refer to Annex B for these hypothetical examples.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

As of December 4, 2014, the actual annualized index return since the Inception Date for the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER was −18.46% and −6.76% respectively. The actual annualized ETN return since the Inception Date (based on the Closing Indicative Value for such series of ETNs) was:

•	for the 3x Long Crude Oil ETNs, −57.65%;

•	for the 3x Long Natural Gas ETNs, −60.40%;

•	for the 3x Inverse Crude Oil ETNs, 16.12%.

•	for the 3x Inverse Natural Gas ETNs, −71.07%

The figures set forth in the examples below are for purposes of illustration only (including for periods of time that have elapsed since the Inception Date for the ETNs) and are not actual historical results. For information related to historical performance of the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER, see “—How have the Indices performed historically?” above.

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”).  The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities.  The return on the ETNs of any series will be based on the performance of the applicable Index.  Investing in the ETNs is not equivalent to investing directly in any of the Indices.  See “The Indices” below for more information.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

The ETNs do not pay interest nor guarantee return of principal and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon redemption or upon acceleration, and may incur a loss of principal due to fluctuations in the Closing Indicative Value.  Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Maturity Redemption Amount, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the applicable Index.  You may lose all or a significant amount of your investment in the ETNs if the level of the applicable Index decreases or does not increase sufficiently (in the case of the Leveraged Long ETNs) or increases or does not decrease sufficiently (in the case of the Leveraged Inverse ETNs).  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on the ETNs on the Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, is greater than the price you paid for the ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time.  Thus, even in those circumstances, the overall return you earn on the ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The ETNs are not suitable for investors with longer-term investment objectives

The ETNs are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the applicable Index and the closing value of the ETNs will begin to break down as the length of an investor’s holding period increases.  The ETNs are not long-term substitutes for long and/or short positions in the futures contracts underlying the applicable Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio.  As discussed above, because the ETNs are meant to provide leveraged long or leveraged inverse exposure, as applicable, to changes in the daily closing level of the applicable Index, their performance over months or years can differ significantly from the performance of the applicable Index during the same period of time.  Therefore, it is possible that you will suffer significant losses in the Leveraged Long ETNs even if the long-term performance of the applicable Index is positive.  It is possible for the level of the applicable Index to increase over time while the market value of the Leveraged Long ETNs declines over time.  In addition, it is possible that you will suffer significant losses in the Leveraged Inverse ETNs even if the long-term performance of the applicable Index is negative.  It is possible for the level of the applicable Index to decrease over time while the market value of the Leveraged Inverse ETNs declines over time.  You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs seek to provide a leveraged long or leveraged inverse return, as applicable, based on the performance of the applicable Index (as adjusted for costs and fees). The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the applicable Index for periods longer than a single day.  The ETNs rebalance their theoretical exposure on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.

Daily rebalancing will impair the performance of the ETNs if the applicable Index experiences volatility from day to day and such performance will be dependent on the path of daily returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the applicable Index is flat.  The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the applicable Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. The ETNs may not be appropriate for investors who intend to hold positions in an attempt to generate returns over periods different than one day.

In addition, daily rebalancing will result in leverage relative to the ETN closing value that may be greater or less than the stated leverage factor if the value of the ETNs has changed since the beginning of the day in which you purchase ETNs.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the applicable Index on a daily basis.  As such, the ETNs will be more volatile than a non-leveraged investment linked to the applicable Index. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs of each series will be based on the performance of the applicable Index, the payment of any amount due on the ETNs, including any payment at maturity, is subject to the credit risk of Credit Suisse.  Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk.  In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in the price of WTI crude oil or natural gas futures, as applicable, in general and in the level of the applicable Index in particular.

•	You seek a certain return of principal.

•	You seek an investment with a longer investment objective than one day.

•	You are not willing to actively and frequently monitor your investment in the ETNs.

•
You believe the level of the applicable Index will decrease (if you invest in the Leveraged Long ETNs) or increase (if you invest in the Leveraged Inverse ETNs) or will not increase (if you invest in the Leveraged Long ETNs) or decrease (if you invest in the Leveraged Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You are not a sophisticated investor and you seek an investment for other purposes than managing daily trading risks.

•
You do not want to pay the Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

The ETNs are subject to long holding period risk

The ETNs are only suitable for a very short investment horizon.  The relationship between the level of the applicable Index and the Closing Indicative Value and Intraday Indicative Value for the ETNs will begin to break down as the length of an investor’s holding period increases.  The ETNs are not long-term substitutes for long or short positions in the futures contracts included in the applicable Index.  Further, over a longer holding period, the applicable Index is more likely to experience a dramatic price movement that may result in the Intraday Indicative Value becoming equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value.  Upon such an event, the ETNs would be subject to acceleration and you will likely lose all or a substantial portion of your investment.  If you hold the ETNs as a long-term investment, you may lose all or a substantial portion of your investment.

You will not have any rights in any physical commodities, or any rights in the commodity futures contracts included in the applicable Index

As an owner of the ETNs, you will not have rights that holders of WTI crude oil or natural gas, as applicable, or the commodity futures contracts included in the applicable Index may have. The ETNs will be paid in cash, and you will have no right to receive delivery of any components of the applicable Index. You will have no right to receive any payment or delivery of amounts in respect of the futures contracts included in the applicable Index.

Owning the ETNs is not the same as directly owning the futures contracts included in the applicable Index, or certain other commodity-related contracts

The return on the ETNs will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts included in the applicable Index are based, or exchange-traded or over-the-counter instruments based on the applicable Index. You will not have any rights that holders of such assets or instruments have.

The ETNs are linked to excess return indices, and not total return indices

The ETNs are linked to excess return indices, and not total return indices. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”), (b) any profit or loss realized when “rolling” the relevant futures contracts (which is known as the “roll return”) and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

The Indices are excess return indices, which means the Indices measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, total return indices, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the futures contracts included in such indices (i.e., the collateral return associated with an investment in futures contracts). Investing in the ETNs will therefore not generate the same return as would be generated from investing directly in the relevant futures contracts or in total return indices related to such futures contracts.

The ETNs do not offer direct exposure to the spot price of WTI crude oil or natural gas

Each Index is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the ETNs may underperform a similar investment that is linked to the spot price of WTI crude oil or natural gas, as applicable.

Higher future prices of WTI crude oil or natural gas relative to their current prices, or “contango,” may lead to a decrease in the Payment at Maturity of the Leveraged Long ETNs

Each Index is composed of futures contracts on WTI crude oil or natural gas, as applicable. As the futures contracts included in each Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is lower than the price of the November contract, thereby creating a negative “roll yield.” By contrast, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a positive “roll yield.” WTI crude oil and natural gas have at times in the past traded in contango. Because roll yields are considered in the calculation of the Indices, the presence of contango in the commodity markets could result in negative “roll yields,” which could adversely affect the level of the Indices and, accordingly, the amount payable at maturity of the Leveraged Long ETNs.

Lower future prices of WTI crude oil or natural gas relative to their current prices, or “backwardation,” may lead to a decrease in the Payment at Maturity of the Leveraged Inverse ETNs

Each Index is composed of futures contracts on WTI crude oil or natural gas, as applicable. As the futures contracts included in each Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a positive “roll yield.” By contrast, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is lower than the price of the November contract, thereby creating a negative “roll yield.” WTI crude oil and natural gas have at times in the past traded in backwardation. Because roll yields are considered in the calculation of the Indices, the presence of backwardation in the commodity markets could result in positive “roll yields,” which could increase the level of the Indices and, accordingly, decrease the amount payable at maturity of the Leveraged Inverse ETNs.

There is concentration risk associated with the ETNs

The ETNs reflect a leveraged long or leveraged inverse position, as applicable, in the applicable Index, each of which comprises futures contracts on a single commodity, and thus are much less diversified than funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility.  You will not benefit, with respect to the ETNs, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

Changes in the three month U.S. Treasury rate may affect the value of the ETNs

The value of the ETNs is linked, in part, to the rate of interest that could be earned on an investment of the Closing Indicative Value for the applicable series of ETNs at the three month U.S. Treasury rate, which comprises the weekly investment rate for 90-day United States Treasury bills.  Changes in the prevailing investment rate for U.S. Treasury bills, and therefore the three month U.S. Treasury rate, will affect the amount payable on the ETNs at maturity or upon redemption and, therefore, the market value of the ETNs. Any decrease in the three month U.S. Treasury rate will decrease the Daily Accrual and will, therefore, adversely affect the amount payable on the ETNs at maturity or upon redemption.

If the Closing Indicative Value for any series of the ETNs increases from one day to the next, any subsequent adverse daily performance of the applicable Index will result in a larger decrease in the level of such Closing Indicative Value than if the current respective Closing Indicative Value had remained constant

If the Closing Indicative Value for any series of the ETNs increases from one day to the next, the amount of decrease of such Closing Indicative Value resulting from an adverse daily performance of the applicable Index will increase correspondingly.  This is because the applicable Daily ETN Performance will be applied to a greater Closing Indicative Value.  As such, the amount of decrease from any adverse daily performance of the applicable Index will be more than if the Closing Indicative Value were maintained constant.  This means that if the Closing Indicative Value for any series of the ETNs increases from one day to the next as a result of the level of the applicable Index increasing, in the case of the Leveraged Long ETNs, or decreasing, in the case of the Leveraged Inverse ETNs, by a certain percentage, it will take a smaller percentage decrease, in the case of the Leveraged Long ETNs, or increase, in the case of the Leveraged Inverse ETNs, in the level of the applicable Index to decrease such Closing Indicative Value (and subsequently the value of your investment) to its value prior to such increase.  If you invest in the 3x Long Crude Oil ETNs, the 3x Long Natural Gas ETNs, the 3x Inverse Crude Oil ETNs or the 3x Inverse Natural Gas ETNs and the Closing Indicative Value for such series of ETNs increases from one day to the next, you will lose more than 3% of its value before such increase for each 1% of adverse daily performance of the applicable Index.

If the Closing Indicative Value for any series of the ETNs decreases from one day to the next, any subsequent beneficial daily performance of the applicable Index will result in a smaller increase in the level of such Closing Indicative Value than if the current respective Closing Indicative Value had remained constant

If the Closing Indicative Value for any series of the ETNs decreases from one day to the next, the amount of increase of such Closing Indicative Value resulting from a beneficial daily performance of the applicable Index will decrease correspondingly.  This is because the applicable Daily ETN Performance will be applied to a lesser Closing Indicative Value.  As such, the amount of increase from any beneficial daily performance of the applicable Index will be less than if the Closing Indicative Value were maintained constant.  This means that if the Closing Indicative Value for any series of the ETNs decreases from one day to the next as a result of the level of the applicable Index decreasing, in the case of the Leveraged Long ETNs, or increasing, in the case of the Leveraged Inverse ETNs, by a certain percentage, it will take a larger percentage increase, in the case of the Leveraged Long ETNs, or decrease, in the case of the Leveraged Inverse ETNs, in the level of the applicable Index to increase such Closing Indicative Value (and subsequently the value of your investment) to its value prior to such decrease.  If you invest in the 3x Long Crude Oil ETNs, the 3x Long Natural Gas ETNs, the 3x Inverse Crude Oil ETNs or the 3x Inverse Natural Gas ETNs and the Closing Indicative Value for such series of ETNs decreases from one day to the next, you will gain less than 3% of its value before such decrease for each 1% of beneficial daily performance of the applicable Index.

If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, you will lose all of your investment in such series of ETNs

If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs.

It is possible that the ETNs may be accelerated due to a fall in the Intraday Indicative Value to 15% or less than the prior day’s Closing Indicative Value for such series of ETNs and your investment will be lost before the scheduled maturity of the ETNs

Because the Intraday Indicative Value for each series of ETNs is calculated throughout each Index Business Day for such series of ETNs, adverse daily performances of the applicable Index on such an Index Business Day will be reflected in the current Closing Indicative Value for such series of ETNs rather than only upon redemption, acceleration or at maturity.  If there are severe or repeated adverse daily performances for the applicable Index during the term of the ETNs, the Intraday Indicative Value for such series of ETNs on any Index Business Day for such series of ETNs could be reduced to 15% or less of the prior day’s Closing Indicative Value for such series of ETNs.  If this occurs, we may choose to exercise our right to effect an Event Acceleration of the ETNs of such series for an amount equal to that day’s Closing Indicative Value for such series of ETNs and you may not receive any of your initial investment.

The ETNs may be accelerated at any time on or after the Inception Date or if an Acceleration Event has occurred and we choose to exercise our right to effect an Event Acceleration

We have the right to accelerate the ETNs of any series and pay you an amount equal to the arithmetic average of the Closing Indicative Values for such series of ETNs during the applicable Accelerated Valuation Period, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event has occurred in our or the Calculation Agents’ determination, we may choose to accelerate all of the outstanding ETNs of such series (or we are obligated to accelerate all of the outstanding ETNs of such series in the event that VLS or VIC exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances) (an “Event Acceleration”).

As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (e) if, at any point, the Intraday Indicative Value for any series of ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value for such series of ETNs; (f) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable; (g) if any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or (h) VLS or VIC exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances.  If we accelerate any series of ETNs, you will only receive the Closing Indicative Value for such series of ETNs and you will not receive any other compensation or amount for the loss of the investment opportunity of holding such series of ETNs.   See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

If an Acceleration Event occurs, we may replace the applicable Index with a Substitute Index

If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Substitute Index instead.  If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index.  In these circumstances, the Calculation Agents may elect to replace the applicable Index with the Substitute Index even if the Index Sponsor continues to publish the applicable Index without modification, replacement or adjustment.  Any such replacement of the applicable Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or upon acceleration and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such replacement.

We may extend the scheduled Maturity Date of any series of ETNs for up to two additional five-year periods

The scheduled Maturity Date for each series of ETNs is initially February 9, 2032.  We may at our option extend the maturity of any series of ETNs for up to two additional five-year periods.  We may only extend the scheduled Maturity Date for any series of ETNs for five years at a time.  If we exercise our option to extend the maturity of any series of ETNs, we will notify DTC (the holder of the global note for each series of ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such series of ETNs.  We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

The Calculation Agents may modify the applicable Index

The Calculation Agents may modify the applicable Index or adjust the method of its calculation if they determine that the publication of the applicable Index is discontinued and there is no Successor Index.  In that case, the Calculation Agents will determine the applicable level of the applicable Index as the case may be, and thus the applicable Redemption Amount, using a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable Index.

If the Calculation Agents determine that the applicable Index, the futures contracts included in the applicable Index or the method of calculating the applicable Index is changed at any time in any respect—including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the applicable Index, or is due to any other reason and is not otherwise reflected in the level of the applicable Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted

(but not required) to make such adjustments in the applicable Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable Index used to determine the applicable Redemption Amount is equitable. The Calculation Agents may make any such modification or adjustment even if the Index Sponsor continues to publish the applicable Index without a similar modification or adjustment.

Any modification to the applicable Index or adjustment to its method of calculation will affect the amount you will receive upon redemption, upon acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

Even if the closing level of the applicable Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the applicable Index on the date of your investment, you may receive less than the principal amount of the ETNs

Because the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) reduces the amount of your return upon redemption, acceleration or maturity, the level of the applicable Index must increase significantly, in the case of the Leveraged Long ETNs, or decrease significantly, in the case of the Leveraged Inverse ETNs, in order for you to receive at least the principal amount of your investment upon redemption, acceleration or maturity of the ETNs. If the level of the applicable Index decreases or does not increase sufficiently, in the case of the Leveraged Long ETNs, or increases or does not decrease sufficiently, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee over the term of the ETNs (and in the case of Early Redemption, the Early Redemption Charge), you will receive less than the principal amount of your investment upon redemption, acceleration or maturity of the ETNs. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 25,000 ETNs of any one series, the Minimum Redemption Amount, at one time and you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to VLS (the “Redemption Agent”) via email or other electronic delivery (including, without limitation, the Redemption Agent’s proprietary technology system, TENZING) as requested by the Redemption Agent.  If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date.  The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after the Redemption Agent receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An Early Redemption Charge of up to 0.05% per ETN will be charged upon an early redemption

We will charge a fee of up to 0.05% times the Closing Indicative Value per ETN upon an early redemption.  The imposition of the fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem the ETNs prior to maturity, you must cause your broker or other person with whom you hold the ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for the ETNs at the time you make an irrevocable election to redeem the ETNs. The Early Redemption Amount for the ETNs on the applicable Valuation Date may be substantially less than it would have been on the prior day and may be zero.

You will not benefit from any change in the level of the applicable Index if such change is not reflected in the level of the applicable Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs)

If the applicable Index does not increase, in the case of the Leveraged Long ETNs, or decrease, in the case of the Leveraged Inverse ETNs, by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the Inception Date and the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs), we will pay you less than the principal amount of the ETNs upon redemption. This will be true even if the level of the applicable Index as of some date or dates prior to the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) would have been sufficiently high, in the case of the Leveraged Long ETNs, or low, in the case of the Leveraged Inverse ETNs, to offset the effect of the Daily Investor Fee and Early Redemption Charge.

Past performance of the Indices is no guide to future performance

The actual performance of the applicable Index over the term of the offered ETNs, as well as the amount payable on the applicable Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of that Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Indices.

The formula for determining the applicable Redemption Amount does not take into account all developments in the applicable Index

Changes in the levels of the applicable Index during the term of the ETNs before the Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) will not necessarily be reflected in the calculation of the applicable Redemption Amount. The Calculation Agents will calculate the applicable Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs). No other levels of the applicable Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your initial investment even if the level of the applicable Index has risen, in the case of the Leveraged Long ETNs, or declined, in the case of the Leveraged Inverse ETNs, at certain times during the term of the ETNs.

Any decline in our credit ratings may affect the market value of the ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of the ETNs.

The Calculation Agents will have the authority to make determinations that could affect the market value of the ETNs and the amount you receive at maturity

The Calculation Agents for the ETNs will have discretion in making various determinations that affect the ETNs, including the Closing Indicative Values, the applicable Redemption Amount, the occurrence and effects of an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agents could adversely affect the value of the ETNs and may present the Calculation Agents with a conflict of interest of the kind described below under “There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents.”

The market price of the ETNs may be influenced by many unpredictable factors

The market value of the ETNs will fluctuate between the date you purchase them and the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs).  You may also sustain a significant loss if you sell the ETNs in the secondary market.  In addition to others, the following factors, many of which are beyond our control, will influence the market value of the ETNs, as well as the applicable Redemption Amount:

•	the level of the applicable Index at any time,

•	the volatility of any option or futures contracts relating to the applicable Index or the futures contracts included in the applicable Index,

•	the liquidity of any option or futures contracts relating to the applicable Index or the futures contracts included in the applicable Index,

•
economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the applicable Index or the relevant futures contracts included in the applicable Index,

•
supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•
global supply and demand for WTI crude oil or natural gas, as applicable, which is influenced by such factors as forward selling by WTI crude oil or natural gas producers, as applicable, purchases made by WTI crude oil or natural gas producers, as applicable, to unwind WTI crude oil or natural gas, as applicable, hedge positions, central bank purchases and sales of WTI crude oil or natural gas, as applicable, and production and cost levels in major WTI crude oil- or natural gas- producing countries, as applicable,

•	interest and yield rates and rate spreads in the markets,

•	the time remaining until the ETNs mature, and

•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Indices based on the historical performance of the option or futures contracts relating to the Indices or the futures contracts included in the applicable Index.  The factors interrelate in complex ways, and the effect of one factor on the market value of the ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Initial Settlement Date, and additional ETNs may be issued and sold from time to time through CSSU, an affiliate of ours. Additionally, the number of ETNs outstanding could be reduced at any time due to redemptions of the ETNs by Credit Suisse as described in this pricing supplement. Furthermore, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to offer your ETNs for early redemption by Credit Suisse prior to maturity, such early redemption is subject to restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Repurchase Amount to us at one time.

There may not be an active trading market for your ETNs

Although we have listed the ETNs on the NYSE Arca, there is no assurance that a trading market for the offered ETNs will continue. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NYSE Arca and the liquidity of the market for any series of ETNs could vary materially over the term of the ETNs.

The Intraday Indicative Value and the Closing Indicative Value, the Early Redemption Amount and the Accelerated Redemption Amount are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value of each series of the ETNs are not the same as the closing price or any other trading price of such ETNs in the secondary market. The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will be equal to (1)(a) the Closing Indicative Value for that series on the immediately preceding calendar day times (b) the Daily ETN Performance for that series on such calendar day minus (2) the Daily Investor Fee for that series on such calendar day.  The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or Closing Indicative Value equals zero. The Closing Indicative Value for each series of ETNs will be published on each Index Business Day under the applicable Indicative Value ticker for such series of ETNs, as set forth on the cover of this pricing supplement. If your ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive for each $50 stated principal amount of your ETNs a cash payment equal to the applicable Closing Indicative Value on the Final Valuation Date, as calculated by the Calculation Agents. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive an Early Redemption Amount per ETN on the Early Redemption Date equal to the greater of (A) zero and (B) (1) the Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge. If the ETNs are accelerated (including at our option, which we have the discretion to do at any time), you will receive an Accelerated Redemption Amount per ETN on the Acceleration Date equal to the Closing Indicative Value on the Accelerated Valuation Date.

The Intraday Indicative Value of each series the ETNs will be calculated every 15 seconds on each Index Business Day during the period when a Market Disruption Event has not occurred or is not continuing and disseminated over the Consolidated Tape, or other major market data vendor.  The Intraday Indicative Value at any time is based on the most recent intraday level of the underlying Index.  If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of any series of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value, the Early Redemption Amount or the Accelerated Redemption Amount of such ETNs at such time, and any corresponding premium in the trading price may be reduced or eliminated at any time.

Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value (which will not include any premium) on the Accelerated Valuation Date). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their Indicative Value.

We may sell additional ETNs of any series at different prices but we are under no obligation to issue or sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time

In our sole discretion, we may decide to issue and sell additional ETNs of any series from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of such series of ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such series ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of any series of the ETNs. However, we are under no obligation to issue or sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time. If we start selling additional ETNs of any series, we may stop selling additional ETNs of such series for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

Any limitation or suspension on the issuance of the ETNs may impact the trading price of the ETNs, including by creating, reducing or eliminating an premium over the Indicative Value of the ETNs at any time

Because our obligations under the ETNs are hedged through one or more of our affiliates, increases in the aggregate principal amount of ETNs outstanding create corresponding increases in our exposure to the components of the applicable Indices. In order to manage the risk of this exposure, we may impose a limitation or suspension on the number of ETNs of any series to be issued. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. In addition, any decrease in the supply of the ETNs due to any limitation or suspension on issuance may cause the ETNs to appear on NYSE Arca’s “threshold securities list,” indicating repeated delivery failure (which may be a sign of supply shortage) and requiring an actual borrowing of or a bona fide arrangement to borrow the ETNs in connection with a short sale.  If arbitrageurs are unable to locate ETNs to sell short, the ETNs may trade at a premium, which may be significant, in relation to their Indicative Value.

Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time, in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value (which will not include any premium) on the Accelerated Valuation Date). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their Indicative Value.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments related to the applicable Index may impair the value of the ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the futures contracts included in the applicable Index, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index, or other instruments linked to the applicable Index or the futures contracts included in the applicable Index, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs). We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the applicable Index. Any of these hedging activities may adversely affect the level of the applicable Index—directly or indirectly by affecting the price of the futures contracts included in the applicable Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index—and therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of the ETNs declines or becomes zero.

We, our affiliates or third parties with whom we transact may also engage in trading in the futures contracts included in the applicable Index, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index, or instruments whose returns are linked to the applicable Index or the futures contracts included in the applicable Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the applicable Index—directly or indirectly by affecting the price of the futures contracts included in the applicable Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index—and therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the applicable Index or the futures contracts included in the applicable Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date.

There may be conflicts of interest between you and us, the Redemption Agent and the Calculation Agents

CSI will also act as one of the Calculation Agents for the ETNs.  In addition, we are a minority investor in an affiliate of VLS and VIC, and in connection with such investment we have customary rights to nominate a director of such affiliate.  As Calculation Agents, CSI and VIC will make determinations with respect to the ETNs.  Among other things, VIC or one of its affiliates is responsible for computing and disseminating the Closing Indicative Value.  The determinations may be adverse to you.

As noted above, we, our affiliates or third parties with whom we transact, including VIC, may engage in trading activities related to the applicable Index and futures contracts included in the applicable Index or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the applicable Index or the futures contracts included in the applicable Index. These trading activities may present a conflict between your interest in the ETNs and the interests we, our affiliates or third parties with whom we transact, including VIC, will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the applicable Index, could be adverse to your interests as a beneficial owner of the ETNs.

We, our affiliates or third parties with whom we transact, the Redemption Agent, the Calculation Agents and their affiliates may have published, and in the future may publish, research reports with respect to the futures contracts included in the applicable Index and with respect to the applicable Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Redemption Agent, the Calculation Agents or any of their affiliates may affect the levels of the Index and, therefore, the market value of the ETNs and the amount we will pay on the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date.

In our sole discretion, we may decide to issue and sell additional ETNs of any series from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs of such series at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs of any series at different prices but we are under no obligation to issue or sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time” above. In addition, we may from time to time purchase outstanding ETNs of any series in the open market or in other transactions, and we may use this pricing supplement together with the prospectus supplement and the prospectus dated March 23, 2012 in connection with resales of some or all of the purchased ETNs in the secondary market.

The policies of the Index Sponsor or the Primary Exchange and changes that affect the applicable Index could affect the applicable Redemption Amount of the ETNs and their market value

The policies of the Index Sponsor or the Primary Exchange concerning the calculation of the level of the applicable Index and the manner in which changes affecting the futures contracts included in the applicable Index or option or futures contracts relating to the applicable Index or the futures contracts included in the applicable Index are reflected in the level of the applicable Index could affect the applicable Redemption Amount of the ETNs on the applicable Early Redemption Date, Acceleration Date or the Maturity Date and the market value of the ETNs prior to that date. The applicable Redemption Amount of the ETNs and their market value could also be affected if the Index Sponsor or the Primary Exchange changes these policies, for example by changing the manner in which it calculates the level of the applicable Index, by adding, deleting or substituting the futures contracts comprising the applicable Index, or if the Index Sponsor or the Primary Exchange discontinues or suspends calculation or publication of the level of the applicable Index, in which case it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the applicable Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agents for the ETNs may determine the level of the applicable Index on the Valuation Date (including, without limitation, the Final Valuation Date, any Valuation Date in the Accelerated Valuation Period or Early Redemption Valuation Date), as the case may be.

A futures contract underlying an Index may be replaced if such futures contract is terminated or replaced on the exchange where it is traded

Each Index is composed of futures contracts on physical commodities (each, a “designated contract”). If any such designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Index Sponsor to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of the applicable Index and, therefore, the value of the ETNs.

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information

We and our affiliates are not affiliated with the Index Sponsor in any way (except for the arrangements discussed in “The Indices—License Agreement” herein) and have no ability to control the Index Sponsor, including errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Indices or the S&P GSCI Indices (as defined in “The Indices” herein). The Index Sponsor is under no obligation to continue to calculate any such S&P GSCI Indices nor is it required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of an Index, it may become difficult to determine the market value of the ETNs or the amount payable at maturity or upon redemption or acceleration. If the Calculation Agents determine in their sole discretion that no successor index to such Index exists, the Calculation Agents will determine the applicable level of such Index in its sole discretion.

You will have no rights against the entities with discretion over the Indices

As owner of the ETNs, you will have no rights against the Index Sponsor, even though the amount you receive at maturity or upon redemption or acceleration will depend on the level of the applicable Index. By investing in the ETNs, you will not acquire any interest in the futures contracts included in the applicable Index. The ETNs will be paid in cash, and you will have no right to receive delivery of WTI crude oil or natural gas, as applicable, or of any futures contract included in the applicable Index. The Index Sponsor is not in any way involved in this offering and has no obligations relating to the ETNs or to the holders of the ETNs.

Our right to use an Index may be suspended or terminated

We have been granted, or will be granted, a nonexclusive right to use the Indices and related trademarks in connection with the offering of the ETNs. If we breach our obligations under any license, the Index Sponsor to which such license relates may have the right to terminate the license. If the Index Sponsor chooses to terminate its license agreement with us, we may no longer have the right under the terms of the license agreement to use an Index and related trademarks in connection with the ETNs until their maturity. If our right to use an Index to which the ETNs are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of such Index and consequently the Payment at Maturity or any other amounts payable on the ETNs. The Calculation Agents in this case will determine the level of such Index in their sole discretion.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Performance, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing with respect to any series of ETNs on any Index Business Day for such series of ETNs, the Calculation Agents will determine the Daily Index Performance on such Index Business Day for such series of ETNs using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event.  In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled

Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed.  No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date.  See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

In addition, if a Market Disruption Event occurs with respect to any series of ETNs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day for such series of ETNs on which no Market Disruption Event is continuing.  If a Market Disruption Event occurs or is continuing with respect to any series of ETNs on any Index Business Day for such series of ETNs  (the “date of determination”), or if a Market Disruption Event occurred or was continuing with respect to any series of ETNs on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance on the date of determination will be calculated according to an alternative formula, as described under “Specific Terms of the ETNs—Market Disruption Events.”  The effect of the alternate formula is to suspend the daily compounding of leverage during any period in which a Market Disruption Event is continuing.  As a result, the value of the ETNs may be adversely affected if a Market Disruption Event occurs.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.  If the scheduled Final Valuation Date is not an Index Business Day for any series of ETNs, the Final Valuation Date will be postponed to the next following Index Business Day for such series of ETNs, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed.  No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

The ETNs may not have an active trading market, and may not continue to be listed over the life of the ETNs

Although we have listed the ETNs on the NYSE Arca, there is no assurance that our application for listing will be approved, or that a trading market for the offered ETNs will develop. Even if there is a secondary market for the ETNs, it may not be sufficiently liquid to enable you to sell the ETNs readily and you may suffer substantial losses and/or sell the ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the approval of the offered ETNs for listing or, if listed, the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of the ETNs on the NYSE Arca and the liquidity of the market for any series of ETNs could vary materially over the term of the ETNs.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we sold a small portion of the ETNs on the initial settlement date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. We are under no obligation to sell additional ETNs at any time, and we may cease selling additional ETNs at any time.  If we do not sell additional ETNs or if we cease selling additional ETNs, this could have a negative impact on the liquidity of the ETNs.  Also, the number of ETNs outstanding could be reduced at any time due to repurchases of the ETNs by Credit Suisse as described in this pricing supplement. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem the ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

Suspension or disruptions of market trading in futures contracts may adversely affect the value of your notes

Futures markets like the Primary Exchange, the market for the futures contracts included in the applicable Index, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, some U.S.

futures have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the applicable Index and therefore could adversely affect the value of your notes.

The applicable Index may be more volatile and susceptible to fluctuations in the price of WTI crude oil or natural gas futures, as applicable, than a broader commodities index

The applicable Index may be more volatile and susceptible to fluctuations in the price of WTI crude oil or natural gas futures, as applicable, than a broader commodities index, such as the S&P GSCI (as defined in “The Indices” herein). In contrast to the S&P GSCI, which includes contracts on the principal physical commodities that are actively traded, each Index is composed of contracts covering only a single physical commodity. As a result, price volatility in the contracts included in each Index will likely have a greater impact on such Index than it would on a broader commodities index, such as the S&P GSCI, and such Index will be more susceptible to fluctuations and declines in the value of WTI crude oil or natural gas, as applicable. In addition, the Indices may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

The price of WTI crude oil or natural gas futures can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the applicable Index

Market prices of the commodity futures contracts comprising the Indices can be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but may be subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the levels of the Indices, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in the ETNs inappropriate as the focus of an investment portfolio.

The prices of WTI crude oil are primarily affected by the global demand for and supply of crude oil, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event, although regional factors may disproportionately impact either WTI crude oil futures in comparison to crude oil futures generally or to one another. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries  (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

The price of natural gas is primarily affected by the global demand for and supply of natural gas, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines, the financial environment and the regulatory environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the ETNs thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the ETNs will not constitute a direct or indirect investment by you in futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” The issuer of the ETNs, Credit Suisse AG, is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse AG will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The effects of any regulatory change on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of holders of the ETNs

The markets for futures contracts and options on futures contracts, including those future contracts related to WTI crude oil or natural gas, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and financial contracts. The regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of securityholders.

For example, on November 5, 2013, the CFTC proposed rules to establish new position limits that would apply to a party’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. These limits would, among other things, expand existing position limits applicable to options and futures contracts to apply to swaps and applied them across certain affiliated and controlled entities and accounts. If position limit rules or substantially similar rules are ultimately adopted and implemented by the CFTC, such rules could interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the ETNs.

Such restrictions may have the effect of making the markets for futures contracts and options on futures contracts, including those future contracts related to WTI crude oil or natural gas, less liquid and more volatile. We or our affiliates may be unable, as a result of such restrictions, to effect transactions necessary to hedge our obligations under the ETNs, in which case we may, in our sole and absolute discretion, accelerate the payment on the ETNs. If the payment on the ETNs is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please refer to “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” herein for more information.

A decision by an exchange on which the futures contracts included in the applicable Index are traded to increase margin requirements may affect the level of the applicable Index

If an exchange on which the futures contracts included in the applicable Index are traded increases the amount of collateral required to be posted to hold positions in such futures contracts (i.e., the margin requirement), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the applicable Index to decline significantly.

The applicable Index may include contracts that are not traded on regulated futures exchanges

The applicable Index may include over-the-counter contracts (such as swaps and financial contracts) traded on trading facilities that are subject to lesser degrees of regulation than futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”) or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the applicable Index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in the ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of the ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the applicable Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of the ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the applicable Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has stated that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

The ETNs are subject to intraday purchase risk

The ETNs may be purchased in the secondary market at prices other than the Closing Indicative Value, which will have an effect on the effective leverage amount of the ETNs.  Because the exposure is fixed upon each determination of the Closing Indicative Value and does not change intraday as the level of the applicable Index increases, the actual exposure in the applicable ETNs decreases.  The reverse is also true.  The tables below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing an ETN of any series intraday given the movement of the level of the applicable Index since the most recent Closing Indicative Value was determined.  The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the determination of the next Index Business Day’s Closing Indicative Value for such series of ETNs.  The tables below assume the prior Index Business Day’s Closing Indicative Value for each series of ETNs was $50 and the closing level of the applicable Index was 100.00.

A: Index level	B: % change in Index	C: hypothetical price of 3x Inverse Crude Oil ETNs or 3x Inverse Natural Gas ETNs C=$50*(1-3*B)	D: Hypothetical notional exposure of 3x Inverse Crude Oil ETNs or 3x Inverse Natural Gas ETNs D=$50*(1+B)*-3	E: Effective leverage amount of 3x Inverse Crude Oil ETNs or 3x Inverse Natural Gas ETNs E=D/C	F: Hypothetical price of 3x Long Crude Oil ETNs or 3x Long Natural Gas ETNs E=$50*(1+3*B)	G: Hypothetical notional exposure of 3x Long Crude Oil ETNs or 3x Long Natural Gas ETNs G=$50*(1+B)*3	E: Effective leverage amount of 3x Long Crude Oil ETNs or 3x Long Natural Gas ETNs E=G/F
120.00	20%	$20.00	-$180.00	-9.00	$80.00	$180.00	2.25
115.00	15%	$27.50	-$172.50	-6.27	$72.50	$172.50	2.38
110.00	10%	$35.00	-$165.00	-4.71	$65.00	$165.00	2.54
105.00	5%	$42.50	-$157.50	-3.71	$57.50	$157.50	2.74
104.00	4%	$44.00	-$156.00	-3.55	$56.00	$156.00	2.79
103.00	3%	$45.50	-$154.50	-3.40	$54.50	$154.50	2.83
102.00	2%	$47.00	-$153.00	-3.26	$53.00	$153.00	2.89
101.00	1%	$48.50	-$151.50	-3.12	$51.50	$151.50	2.94
100.00	0%	$50.00	-$150.00	-3.00	$50.00	$150.00	3.00
99.00	-1%	$51.50	-$148.50	-2.88	$48.50	$148.50	3.06
98.00	-2%	$53.00	-$147.00	-2.77	$47.00	$147.00	3.13

97.00	-3%	$54.50	-$145.50	-2.67	$45.50	$145.50	3.20
96.00	-4%	$56.00	-$144.00	-2.57	$44.00	$144.00	3.27
95.00	-5%	$57.50	-$142.50	-2.48	$42.50	$142.50	3.35
85.00	-15%	$72.50	-$127.50	-1.76	$27.50	$127.50	4.64
80.00	-20%	$80.00	-$120.00	-1.50	$20.00	$120.00	6.00

The above tables show that if the level of the applicable Index increases during the Index Business Day for each series of ETNs, your effective exposure (a) increases from three times leveraged inverse for the 3x Inverse Crude Oil ETNs and the 3x Inverse Natural Gas ETNs and (b) decreases from three times leveraged long for the 3x Long Crude Oil ETNs and the 3x Long Natural Gas ETNs.  For example, if the level of the applicable Index increases by 20%, your effective exposure (a) increases from negative 3 to negative 9 for the 3x Inverse Crude Oil ETNs and the 3x Inverse Natural Gas ETNs and (b) decreases from 3 to 2.25 for the 3x Long Crude Oil ETNs and the 3x Long Natural Gas ETNs.

The above tables also show that if the level of the applicable Index decreases since the last determination of the Closing Indicative Value for such series of ETNs, your effective exposure (a) decreases from three times leveraged inverse for the 3x Inverse Crude Oil ETNs and the 3x Inverse Natural Gas ETNs and (b) increases from three times leveraged long for the 3x Long Crude Oil ETNs and the 3x Long Natural Gas ETNs.  For example, if the level of the applicable Index decreases by 20%, your effective exposure (a) decreases from negative 3 to negative 1.5 for the 3x Inverse Crude Oil ETNs and the 3x Inverse Natural Gas ETNs and (b) increases from 3 to 6 for the 3x Long Crude Oil ETNs and the 3x Long Natural Gas ETNs.

The following table shows the leverage amounts for an intraday purchaser based on the percentage change in the level of the applicable Index since the close of the prior determination of the Closing Indicative Value.

% change in the level of the applicable Index	Effective Leverage Amount for 3x Inverse Crude Oil ETNs and 3x Inverse Natural Gas ETNs	Effective Leverage Amount for 3x Long Crude Oil ETNs and 3x Long Natural Gas ETNs
20%	-9	2.25
15%	-6.27	2.38
10%	-4.71	2.54
5%	-3.71	2.74
4%	-3.55	2.79
3%	-3.4	2.83
2%	-3.26	2.89
1%	-3.12	2.94
0%	-3	3
-1%	-2.88	3.06

-2%	-2.77	3.13
-3%	-2.67	3.2
-4%	-2.57	3.27
-5%	-2.48	3.35
-15%	-1.76	4.64
-20%	-1.5	6

The ETNs are sensitive to large changes in the market price of the futures contracts included in the applicable Index

Because the ETNs are linked to the daily performance of the applicable Index and include either leveraged inverse or leveraged long exposure, changes in the market price of the futures contracts included in the applicable Index will have a greater likelihood of causing such ETNs to be worth zero than if such ETNs were not linked to the leveraged inverse or leveraged long return of the applicable Index.  In particular, any significant increase in the market price of the futures contracts included in the applicable Index on any Index Business Day for the applicable series of ETNs will result in a significant decrease in the Closing Indicative Value and Intraday Indicative Value for the Leveraged Inverse ETNs, and any significant decrease in the market price of the futures contracts included in the applicable Index on any Index Business Day for the applicable series of ETNs will result in a significant decrease in the Closing Indicative Value and Intraday Indicative Value for the Leveraged Long ETNs.

If the price of the futures contracts included in the applicable Index increases by more than 28.33% in a day, it is extremely likely that the 3x Inverse Crude Oil ETNs or the 3x Inverse Natural Gas ETNs, as applicable, will depreciate to an Intraday Indicative Value or Closing Indicative Value equal to or less than 15% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs.  If the price of the futures contracts included in the applicable Index decreases by more than 28.33% in a day, it is extremely likely that the 3x Long Crude Oil ETNs or the 3x Long Natural Gas ETNs, as applicable, will depreciate to an Intraday Indicative Value or Closing Indicative Value equal to or less than 15% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs.

THE INDICES

The Indices are excess return indices, and not total return indices. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”), (b) any profit or loss realized when “rolling” the relevant futures contracts (which is known as the “roll return”) and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).  Because the Indices are excess return indices, they measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts).  By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts).  The Indices will therefore not reflect the same return as would be generated from investing directly in the relevant futures contracts or in total return indices related to such futures contracts.

We have derived all information regarding the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER (each, an “Index” and collectively the “Indices”) contained in this pricing supplement, including, without limitation, their makeup, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.  Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”).  We and our affiliates make no representation or warranty as to, and assume no responsibility for, the accuracy or completeness of such information.

Description of the Indices

Each Index is an excess return index calculated in accordance with the methodology of the S&P GSCI® Index (the “S&P GSCI”), and is derived by reference to the price levels of the futures contracts on a single commodity as well as the discount or premium obtained by “rolling” hypothetical positions in such contracts forward as they approach delivery.  The excess return version of the S&P GSCI is calculated on the basis of the “contract daily return” (discussed below).  The S&P GSCI® Crude Oil Index ER is composed entirely of WTI crude oil futures contracts, and the S&P GSCI® Natural Gas Index ER is composed entirely of natural gas futures contracts, respectively.

The S&P GSCI is an index that tracks a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria and represents the return of a portfolio of commodity futures contracts included in the S&P GSCI, the composition of which, on any given day, reflects the contract production weights (“CPWs”) and “roll weights” of such contracts, as discussed below.  The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the S&P GSCI Index Advisory Panel (the “Advisory Panel”), as described below) of such commodities to the world economy.  The production weighting of each commodity is determined on a world-wide basis, except in certain circumstances where the Index Sponsor deems a commodity to be primarily a regional commodity due to the prohibitive cost of transporting such commodities from one part of the world to another or for other reasons. In such cases, the Index Sponsor uses regional production data to determine the production weighting of the relevant commodity.  As of March 2011, natural gas is the only commodity tracked by the ETNs that is a regional (North American) commodity.

The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets.  The S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.  The S&P GSCI Excess Return is reported by Bloomberg under the ticker symbol “SPGSCIP.”

Set forth below is a summary of the methodology used to calculate the S&P GSCI. The Indices are calculated in the same manner as the S&P GSCI, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in such calculations are limited to those of the commodities included in the applicable Index and (ii) each Index has a separate normalizing constant (discussed below). The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below.

The S&P GSCI and its related indices and sub-indices (together, the “S&P GSCI Indices”) are published by S&P and are determined, composed and calculated by S&P, without regard to the ETNs. S&P acquired the rights to the S&P GSCI Indices from Goldman, Sachs & Co. in 2007. The former name of the S&P GSCI was the Goldman Sachs Commodity Index, or GSCI®.

The Index Committee and the Index Advisory Panel

S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI Indices, and is responsible for all analytical methods and calculation of the S&P GSCI Indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P considers information about changes to its indices and related matters to be potentially market-moving and material.  Therefore, all Index Committee discussions are confidential.

S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise the Index Committee and S&P with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI are made by the Index Committee.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following general eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•	In addition, the contract must:

o	have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

o	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

The trading facility (as defined below) on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

The commodity must be the subject of a contract that:

•	is denominated in U.S. dollars; and

•
is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development during the relevant annual calculation period or interim calculation period and that:

•
makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants.

With respect to inclusion in each of the S&P GSCI Indices, a contract must be in respect to the physical commodity or commodities that are described by that specific index. The single commodity to which each of the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER relate are WTI crude oil and natural gas, respectively.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

•
A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The annualized total dollar value traded is equal to the total annualized quantity traded in the relevant contract over the period for which the calculation is made, expressed in physical units, multiplied by the average of the daily contract reference prices on the last day of each month during such period.

•
A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have an annualized total dollar value traded over the relevant period of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•
A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

•	A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have an annualized total dollar value traded over the relevant period  of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition:

•
A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight is determined by dividing the reference dollar weight of such contract by the sum of the reference dollar weights of all designated contracts. The reference dollar weight of a contract is determined by multiplying the CPW (defined above) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These reference percentage dollar weight amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

•	A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1.0%.

•
In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, except that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level.

•
If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCI, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

The contracts currently included in the S&P GSCI are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange, Inc. (“COMEX”) and the London Metal Exchange (“LME”).

Contract Expirations

Because the S&P GSCI tracks actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI

The commodity futures contracts included in the S&P GSCI change on a monthly basis because the futures contracts included in the S&P GSCI at any given time are required to be the commodity futures contracts traded on the related exchange with the closest expiration date (the “front-month contract”). The S&P GSCI incorporates a methodology for rolling the current futures contract into the futures contract with the next closest expiration date (the “next-month contract”) each month. Assuming that markets are not disrupted or the limitations that regulate the amount of fluctuation in options futures contract prices that may occur during a trading day have not been reached, the S&P GSCI gradually reduces the weighting of the front-month contract and increases the weighting of the next-month contract over a five S&P GSCI Business Day period commencing on the fifth S&P GSCI Business day of the month, so that on the first S&P GSCI Business Day of the roll-over the front-month contract represents 80% and the next-month contract represents 20% of the S&P GSCI, and on the fifth S&P GSCI Business Day of the roll-over period (i.e., the ninth S&P GSCI Business Day of the month) the next-month contract represents 100% of the S&P GSCI. An “S&P GSCI Business Day” is a day on which the S&P GSCI Indices are calculated, as determined by the NYSE Euronext Holiday & Hours schedule.

The value of the S&P GSCI on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time.  The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the “daily contract reference price” (as discussed below),

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (as discussed below).

The normalizing constant is recalculated on the fourth S&P GSCI Business Day of the calendar month in which new CPWs first become effective (i.e. January or any other month in which a reweighting of the S&P GSCI is implemented). The new normalizing constant is equal to the previous normalizing constant multiplied by the “total dollar weight ratio.” The numerator of the “total dollar weight ratio” is the sum of the products obtained by multiplying (a) the new CPW for each underlying commodity times (b) the daily contract reference price for such underlying commodity on such day. The denominator of the “total dollar weight ratio” is the sum of the products obtained by multiplying (a) the previous CPW for each underlying commodity times (b) the daily contract reference price for such underlying commodity on such day. The same “rolling” procedure used to roll the front-month contract into the next-month contract, described above, is used to implement the new normalizing constant and the new CPWs.

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.

Contract Daily Return

The contract daily return on any given S&P GSCI Business Day is equal to (i) the “total dollar weight obtained” on such day, divided by (ii) the “total dollar weight invested” of the S&P GSCI on the preceding day, (iii) minus one, which calculation represents the percentage change in the total dollar weight of the S&P GSCI. The “total dollar weight obtained” is calculated as the total dollar weight of the S&P GSCI for such S&P GSCI Business Day using the CPWs and contract roll weights in effect on the preceding S&P GSCI Business Day and the daily contract reference prices used to calculate the S&P GSCI on the S&P GSCI Business Day on which the calculation is made. The “total dollar weight invested” on any given S&P GSCI Business Day is equal to the total dollar weight of the S&P GSCI on the preceding day.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•
the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time—in that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; except that if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The charts below show the actual closing levels of the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER from January 1, 2007 through December 4, 2014. The closing levels of the S&P GSCI® Crude Oil Index ER and the S&P GSCI® Natural Gas Index ER on December 4, 2014 were 368.82 and 31.4238, respectively. We obtained the levels below from Bloomberg, without independent verification.  We have derived all information regarding the Indices contained in this pricing supplement, including, without limitation, their make-up, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.  We make no representation or warranty as to the accuracy or completeness of this publicly available information.  Such information reflects the policies of, and is subject to change by the Index Sponsor.  We and our affiliates make no representation or warranty as to, and assume no responsibility for, the accuracy or completeness of such information.  The historical performance of the Indices should not be taken as an indication of future performance, and no assurance can be given as to the level of any of the Indices on any given date.

License Agreement

In July 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indices business, formed a new joint venture, S&P Dow Jones Indices, which owns the S&P Indices business and the Dow Jones Indices business.

We have entered into a non-exclusive license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use each of the Indices, which are owned by the Index Sponsor, in connection with certain securities, including the ETNs.

“Standard & Poor’s®”, “S&P®”, “S&P GSCI®”, “S&P GSCI® Crude Oil” and “S&P GSCI® Natural Gas” are trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) and have been licensed for use by us. The Indices are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the above indices (the “Indices”) to track general market performance.  S&P Dow Jones Indices’ only relationship to the licensee with respect to the Indices is the licensing of the Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to the licensee or the ETNs.  S&P Dow Jones Indices have no obligation to take the licensee’s needs or the needs of the owners of the ETNs into consideration in determining, composing or calculating the Indices.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the ETNs. There is no assurance that investment products based on the Indices will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within the Indices is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETNs currently being issued by the licensee, but which may be similar to and competitive with the ETNs.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Indices.  It is possible that this trading activity will affect the value of the Indices and the ETNs.

S&P DOW JONES INDICES LLC, DOW JONES, S&P, ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, “S&P DOW JONES INDICES”) DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE LICENSEE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

VELOCITYSHARES LLC

We have entered into a non-exclusive license agreement with VelocityShares Index & Calculation Services (“VIC”), an affiliate of VelocityShares LLC, the parent entity of VLS, to license to us, in exchange for a fee, the right to use certain trade names, trademarks and servicemarks, which are owned by VelocityShares, in connection with certain securities, including the ETNs.

The license agreement between VIC and us provides that the following language must be set forth in this pricing supplement:

“VelocityShares”, “Geared for Traders”, the “V Logo” and the “V VelocityShares Logo” are trademarks of Velocity Shares Index and Calculation Services, a division of VelocityShares, LLC and have been licensed for use by Credit Suisse AG.  The ETNs are not sponsored, endorsed, sold or promoted by VelocityShares, LLC, nor does VelocityShares, LLC make any representation regarding the advisability of investing in any of the ETNs.

Neither VelocityShares Index & Calculation Services, VelocityShares LLC (together, “VelocityShares”) nor any other party makes any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs generally or the similarities or variations between the performance of the ETNs or the Index and the performance of the underlying securities or Financial instruments.  VelocityShares is the licensor of certain trademarks, service marks and trade names of VelocityShares.  Neither VelocityShares nor any other party guarantees the accuracy and/or the completeness of the indices or any data included therein or any calculations made with respect to the ETNs.  VelocityShares disclaims all warranties of merchantability or fitness for any particular purpose with respect to the indices or any data included therein.

NEITHER VELOCITYSHARES NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs.  NEITHER VELOCITYSHARES NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, HOLDERS OF THE ETNs, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE.  NEITHER VELOCITYSHARES NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND VELOCITYSHARES HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VELOCITYSHARES OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF THE ETNs

The market value of the ETNs will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the applicable Index on any day will affect the market value of the ETNs more than any other factor.  Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the applicable Index; the prevailing market prices of options on the applicable Index and other financial instruments related to the applicable Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the applicable Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the applicable Index or the market price or forward volatility of commodities markets or the futures contracts included in the applicable Index; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter commodity derivative markets; or supply and demand as well as hedging activities in the commodity-linked structured product markets.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” for each series of the ETNs will be calculated every 15 seconds on each Index Business Day for such series of ETNs so long as no Market Disruption Event with respect to such series of ETNs has occurred and is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor, and will equal (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such series of ETNs at such time on such Index Business Day minus (2) the Daily Investor Fee for such series of ETNs on such Index Business Day.  At any time at which a Market Disruption Event with respect to any series of ETNs has occurred and is continuing, there shall be no Intraday Indicative Value for such series of ETNs.

The “Intraday ETN Performance” for any series of ETNs at any time on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance for such series of ETNs at such time on such Index Business Day times (b) the Leverage Amount for such series of ETNs.

The “Intraday Index Performance” for any series of ETNs at any time on any Index Business Day for such series of ETNs will equal (1)(a) the most recent published intraday level of the applicable Index at such time on such Index Business Day divided by (b) the closing level of the applicable Index on the immediately preceding Index Business Day for such series of ETNs minus (2) one.  If a Market Disruption Event occurs with respect to any series of ETNs, the calculation of the Intraday Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day for such series of ETNs on which no Market Disruption Event is continuing.  If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Intraday Index Performance for such series of ETNs at any time at which no Market Disruption Event with respect to such series of ETNs has occurred and is continuing on the date of determination will equal (1)(a) the most recently published intraday level of the applicable Index at such time on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such series of ETNs times (ii)(A) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.

ETNs	Indicative Value Ticker
3x Long Crude Oil ETNs	UWTI.IV
3x Long Natural Gas ETNs	UGAZ.IV
3x Inverse Crude Oil ETNs	DWTI.IV
3x Inverse Natural Gas ETNs	DGAZ.IV

The Intraday Indicative Value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of the ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads.  Published levels of the applicable Index for each series of ETNs from the Index Sponsor may occasionally be subject to delay or postponement.  Any such delays or postponements will affect the current level of the applicable Index for such series of ETNs and therefore the Intraday Indicative Value for such series of ETNs.  The actual trading price of the ETNs of any series may be different from their Intraday Indicative Value.  VIC or its affiliate is responsible for computing and disseminating the Closing Indicative Value.

The actual trading prices of the ETNs may vary significantly from their Intraday Indicative Values. The trading prices of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

Because each Index is comprised of futures contracts that reach their respective final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each series of ETNs on any Index Business Day for such series of ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as any series of ETNs is listed for trading on the NYSE Arca, such series of ETNs may continue to trade in the afternoon on each Index Business Day for such series of ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such series of ETNs have been fixed for that Index Business Day.

The actual trading prices of the ETNs may vary significantly from their Intraday Indicative Values.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer the ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on February 10, 2012 (for an anticipated February 13, 2012 Early Redemption Valuation Date and an anticipated Early Redemption Date of February 16, 2012) through February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended) (for an anticipated February 3, 2032 Early Redemption Valuation Date and an anticipated Early Redemption Date of February 6, 2032 or, if the maturity of the relevant series of ETNs is extended, an Early Redemption Valuation Date four scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Maturity Date for such series of ETNs, as extended).  If you elect to offer the ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.  In addition, we have the right to accelerate any series of ETNs in whole but not in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein.  If the ETNs are redeemed or accelerated, on the corresponding Early Redemption Date or Acceleration Date, as applicable, you will receive a cash payment on such date in an amount equal to the Early Redemption Amount, which is the Closing Indicative Value for such series of ETNs on the applicable Early Redemption Valuation Date minus the Early Redemption Charge, or the Accelerated Redemption Amount, which is the arithmetic average of the Closing Indicative Values of the ETNs during the Accelerated Valuation Period, as applicable.  The last date on which Credit Suisse will redeem the ETNs at your option will be February 6, 2032 (or, if the maturity of the relevant series of ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date for such series of ETNs, as extended).  As such, you must offer the ETNs for redemption no later than February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended).  The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agents may initiate a split or reverse split of the ETNs on any trading day.  If the Calculation Agents decide to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split.  The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly.  Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion.  For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agents in their sole discretion.  Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value for the ETNs on a specified trading day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange.

SPECIFIC TERMS OF THE ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”).  You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payment during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $50.00 stated principal amount.  ETNs of any series issued in the future may be issued at a price higher or lower than the stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value for the ETNs of such series.

Payment at Maturity

If you hold the ETNs to maturity, you will receive a cash payment on February 9, 2032 (the “Maturity Date”) (or, if the maturity of the relevant series of ETNs is extended, on the scheduled Maturity Date for such series of ETNs, as extended) that is linked on a leveraged basis to the percentage change in the closing level of the applicable Index from the inception date to the closing level calculated on the Final Valuation Date.  Your cash payment at maturity will equal the Closing Indicative Value for the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents.  We refer to the amount of such payment as the “Maturity Redemption Amount.”  If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.  If the scheduled Final Valuation Date is not an Index Business Day for any series of ETNs, the Final Valuation Date for such series of ETNs will be postponed to the next following Index Business Day for such series of ETNs, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed.  In addition, if a Market Disruption Event with respect to any series of ETNs occurs or is continuing on the Final Valuation Date, the Maturity Date for such series of ETNs will be postponed until the date three Business Days following the Final Valuation Date for such series of ETNs, as postponed.  No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The scheduled Maturity Date for each series of ETNs is initially February 9, 2032, but may be extended for any series of ETNs at our option for up to two additional five-year periods.  We may only extend the scheduled Maturity Date for any series of ETNs for five years at a time.  If we exercise our option to extend the maturity of any series of ETNs, we will notify DTC (the holder of the global note for each series of ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such series of ETNs.  We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” for any given series of ETNs on any given calendar day will be calculated in the following manner:  The Closing Indicative Value on the Inception Date will equal $50 (the “Initial Indicative

Value”).  The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will equal (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such series of ETNs  on such calendar day minus (2) the Daily Investor Fee for such series of ETNs on such calendar day.  The Closing Indicative Value will never be less than zero.  If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.  If any series of ETNs undergoes a split or reverse split, the Closing Indicative Value for such series of ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” herein).  VelocityShares Index & Calculation Services, a division of VelocityShares LLC (“VIC”) or its affiliate is responsible for computing and disseminating the Closing Indicative Value.  The Closing Indicative Value for each series of ETNs will be calculated and published each calendar day under the following tickers:

ETNs	Ticker
3x Long Crude Oil ETNs	UWTI.IV
3x Long Natural Gas ETNs	UGAZ.IV
3x Inverse Crude Oil ETNs	DWTI.IV
3x Inverse Natural Gas ETNs	DGAZ.IV

The “Daily ETN Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such series of ETNs on such Index Business Day times (b) the Leverage Amount for such series of ETNs.  The Daily ETN Performance for any series of ETNs is deemed to equal one on any day that is not an Index Business Day for such series of ETNs.

An “Index Business Day” for any series of ETNs is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the applicable Index for such series of ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc., for each of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER, (ii) the applicable Index for such series of ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by VIC as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service).  The Daily Accrual for any series of ETNs on any Index Business Day for such series of ETNs will equal:

Where Tbillst-1 is the three month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day for such series of ETNs and d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination.  The Daily Accrual for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Daily Index Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1)(a) the closing level of the applicable Index for such series of ETNs on such Index Business Day divided by (b) the closing level of the applicable Index for such series of ETNs on the immediately preceding Index Business Day for such series of ETNs minus (2) one.  If a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of ETNs is continuing.  If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance for such series of ETNs on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.  If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event.  The Daily Index Performance for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Leverage Amount” for each series of ETNs is as follows:

3x Long Crude Oil ETNs:	3
3x Long Natural Gas ETNs:	3
3x Inverse Crude Oil ETNs:	-3
3x Inverse Natural Gas ETNs:	-3

On any Index Business Day, the “Daily Investor Fee” for any series of ETNs will equal the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination.  The Daily Investor Fee for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.

The “Investor Fee Factor” for each series of ETNs is as follows:

3x Long Crude Oil ETNs:	1.35%
3x Long Natural Gas ETNs:	1.65%
3x Inverse Crude Oil ETNs:	1.35%
3x Inverse Natural Gas ETNs:	1.65%

If the level of the applicable Index decreases or does not increase sufficiently in the case of the Leveraged Long ETNs or if it increases or does not decrease sufficiently in the case of the Leveraged Inverse ETNs (in each case in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or acceleration of the ETNs.  See “Hypothetical Examples” and “Risk Factors—Even if the closing level of the applicable Index on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the ETNs) exceeds, in the case of the Leveraged Long ETNs, or is less than, in the case of the Leveraged Inverse ETNs, the initial closing level of the applicable Index on the date of your investment, you may receive less than the principal amount of the ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the applicable Index for each series of ETNs on any Index Business Day for such series of ETNs will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, except that in the event a Market Disruption Event with respect to any series of ETNs occurs or is continuing on an Index Business Day for such series of ETNs, the Calculation Agents will determine the closing level of the applicable Index for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P GSCI® Crude Oil Index ER	SPGSCLP
S&P GSCI® Natural Gas Index ER	SPGSNGP

Because each Index is comprised of futures contracts that reach their respective final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Daily Index Performance, and therefore the Daily ETN Performance and the Closing Indicative Value, for each series of ETNs on any Index Business Day for such series of ETNs will be fixed before the close of trading on the NYSE Arca on such Index Business Day.  Therefore, as long as any series of ETNs is listed for trading on the NYSE Arca, such series of ETNs may continue to trade in the afternoon on each Index Business Day for such series of ETNs for a period of time after the Daily Index Performance, the Daily ETN Performance and the Closing Indicative Value for such series of ETNs have been fixed for that Index Business Day.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended).  If you elect to offer the ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.  Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold the ETNs to deliver a Redemption Notice to the Redemption Agent.  If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  See “—Redemption Procedures.”

You must offer for redemption at least 25,000 ETNs of any one series, or an integral multiple of 25,000 ETNs of such series in excess thereof, at one time in order to exercise your right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount.  Any such reduction will be applied on a consistent basis for all holders of the relevant series of ETNs at the time the reduction becomes effective.  If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.*

The “Early Redemption Charge” for any series of ETNs is equal to 0.05% times the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Redemption Procedures

If you wish to offer the ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•
Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to VLS (the “Redemption Agent”) via email or other electronic delivery (including, without limitation, the Redemption Agent’s proprietary technology system, TENZING) as requested by the Redemption Agent.  If your Redemption Notice is delivered prior to 4:00 p.m., New York City

* An Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.”

time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs.  Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date.  If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date.  The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•
Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•
Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected.  Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines.  If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day.  Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

If the Redemption Agent ceases to perform its role described in this pricing supplement, we will either, at our sole discretion, perform such role or appoint another party to do so.

Any ETNs previously redeemed by us at your option will be cancelled on the Early Redemption Date.  Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Acceleration at Our Option or Upon an Acceleration Event

We will have the right to accelerate the ETNs of any series in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to any series of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the outstanding ETNs of such series (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such series of ETNs during the Accelerated Valuation Period.

In the case of an Optional Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such Optional Acceleration.  In the case of an Event Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such series of ETNs, the next following Index Business Day for such series of ETNs).  The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”).*  We will give you

* The Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events.”

notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a)
an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(b)
any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(c)
any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;

(d)
any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;

(e)	if at any point, the Intraday Indicative Value for any series of ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value for such series of ETNs;

(f)
as determined by CSI, as one of the Calculation Agents, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;

(g)	any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or

(h)
VLS or VIC exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

If an Acceleration Event occurs at any time with respect to any series of the ETNs, we will have the right, but not the obligation, to effect an Event Acceleration of the ETNs of such series, provided that if VLS or VIC exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all of the outstanding ETNs within ten (10) calendar days of such termination.

If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Substitute Index instead.  If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index.  If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.  See “—Discontinuation or Modification of an Index” below.

“Primary Exchange” means the primary exchange on which futures contracts included in the applicable Index are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc., for each of the S&P GSCI® Crude Oil Index ER or the S&P GSCI® Natural Gas Index ER.

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the applicable Index or (ii) the futures contracts included in the applicable Index.

Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date.  Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

Market Disruption Events

A “Market Disruption Event” means, with respect to any series of ETNs, any event that, in the determination of CSI, as one of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to such series of ETNs, including, but not limited to:

•
a termination or suspension of, or a material limitation or disruption in trading in, any futures contract included in, or option contract related to, the applicable Index, or any such futures contract included in, or option contract related to, any component of the applicable Index (or the applicable Successor Index or Substitute Index, as defined below) (an “index component”) that prevents the relevant exchange on which such index component is traded from establishing an official settlement price for such index component as of the regularly scheduled time;

•
the settlement price for any index component being a “limit price,” which means that the settlement price for such index component for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

•
failure by the applicable exchange or other price source to announce or publish the settlement price for any futures contract included in, or option contract related to, the applicable Index, or any such futures contract included in, or option contract related to, any component of the applicable Index;

•
failure of the sponsor of the applicable Index (or the applicable Successor Index or Substitute Index, as defined below) to publish the level of the applicable Index (or the applicable Successor Index or Substitute Index), subject to certain adjustments described below under “—Discontinuation or Modification of an Index” in this pricing supplement;

•	the occurrence since the Inception Date of a material change in the content, composition, or constitution of the applicable Index; and

•	the occurrence since the Inception Date of a material change in the formula for or the method of calculating the value of the applicable Index.

Because we expect that a significant portion of this hedging activity will be carried out at or around the close of trading on the applicable Primary Exchange and Related Exchanges, we expect that events that do not occur or continue at or around the close of trading on such exchanges will likely not be determined to be Market Disruption Events.

With respect to each series of ETNs, if a Market Disruption Event occurs or is continuing on any Index Business Day for such series of ETNs, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event.  If a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period), that Valuation Date will be postponed until the first Index Business Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five Index Business Days following the applicable scheduled Valuation Date. In that case, the fifth Index Business Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Index Business Day, and the Calculation Agents will determine the applicable Closing Indicative Value using an appropriate closing level of the applicable Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period will be postponed by the same number of Index Business Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed.

In addition, if a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of ETNs is continuing.  If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance for such series of ETNs on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such series of ETNs times (ii)(A) the closing level of the applicable Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN of any series outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs of any series.  This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs of any series shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs of such series will be determined by CSI, as one of the Calculation Agents, and will equal, for each ETN of such series that you then hold, the Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which the ETNs of such series were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs of any series at different prices but we are under no obligation to issue or sell additional ETNs of any series at any time, and if we do sell additional ETNs of any series, we may limit or restrict such sales, and we may stop selling additional ETNs of such series at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Any premium may be reduced or eliminated at any time. The maximum aggregate principal amount of ETNs linked to the Indices that we will issue under this pricing supplement will be $400,000,000 in principal amount of the 3x Long Crude Oil ETNs (8,000,000 3x Long Crude Oil ETNs), $8,000,000,000 in principal amount of the 3x Long Natural Gas ETNs (160,000,000 3x Long Natural Gas ETNs), $100,000,000 in principal amount of the 3x Inverse Crude Oil ETNs (2,000,000 3x Inverse Crude Oil ETNs), and $16,000,000,000 in principal amount of the 3x Inverse Natural Gas ETNs (320,000,000 3x Inverse Natural Gas ETNs), in each case, less the amount of such ETNs outstanding at any time.  However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.

Any additional ETNs will be consolidated and form a single series with the ETNs of the applicable series.  We have no obligation to take your interests into account when deciding to issue or not to issue additional securities.  If, on any valuation date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the closing level of the applicable Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

Discontinuation or Modification of an Index

If the Index Sponsor discontinues publication of the applicable Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will permanently replace the original applicable Index with that substitute index (the “Successor Index”) for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Successor Index instead.  If the Calculation Agents replace the original Index for any series of ETNs with a Successor Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, for such series of ETNs by reference to the Successor Index.

If the Calculation Agents determine that the publication of the applicable Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the applicable Index as the case may be, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable Index.

If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described in this pricing supplement as applying to the applicable Index will thereafter apply to the Substitute Index instead.  If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index.  If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify you of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.

If the Calculation Agents determine that the applicable Index, the futures contracts included in the applicable Index or the method of calculating the applicable Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the applicable Index or is due to any other reason and is not otherwise reflected in the level of the applicable Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the applicable Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agents

Credit Suisse International (“CSI”), an affiliate of ours, and VIC will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “—Market Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the applicable Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein.  CSI will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred.  VIC will have the sole ability to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value and make determinations regarding an Index Business Day. All other determinations will be made by the Calculation Agents jointly.  Absent manifest error, all determinations of the Calculation Agents will be final and binding on you and us, without any liability on the part of the Calculation Agents. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agents.

Although VIC obtains information for inclusion in or for use in calculations related to the ETNs from sources that VIC considers reliable, neither VIC nor any other party guarantees the accuracy and/or the completeness of the Indices or any data included therein or any calculations made with respect to the ETNs. Neither VIC nor any other party makes any warranty, express or implied, as to the data included therein or any calculations made with respect to the ETNs. Neither VIC nor any other party makes any express or implied warranties, and VIC hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Indices or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall VIC or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If any of the Calculation Agents cease to perform their respective roles described in this pricing supplement, we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the relevant series of ETNs.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs of any series through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs of any series and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs of the applicable series.

One or more of our affiliates before and following the issuance of the ETNs of any series may acquire or dispose of the futures contracts included in the applicable Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the applicable Index to hedge our obligations under the ETNs of such series.  In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the applicable Index.  Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the applicable Index, there can be no assurance that the level of the applicable Index will not be affected.

From time to time after issuance and prior to the maturity of any series of ETNs, depending on market conditions (including the level of the applicable Index), in connection with hedging certain of the risks associated with the ETNs of the series, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the applicable Index or the futures contracts included in the applicable Index or other instruments linked to the applicable Index or the futures contracts included in the applicable Index.  We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date.  We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the applicable Index or the futures contracts included in the applicable Index.  Any of these hedging activities could affect the value of the futures contracts included in the applicable Index and/or the applicable Index, and accordingly the value of the ETNs and the amount we will pay on the ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.  Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in the applicable Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the applicable Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon redemption or upon acceleration.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•
a person who holds securities as a hedge or as part of a straddle with another position (including another position in the securities), constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities.  In the opinion of Milbank, Tweed, Hadley & McCloy LLP, acting as special tax counsel, for U.S. federal income tax purposes, the securities should be treated as a prepaid financial contract with respect to the applicable Index that is eligible for open transaction treatment.  Thus, we intend to so treat the securities.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.  For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield.  The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your securities as regulated futures contracts or options that may be subject to the provisions of Code section 1256.  In such case, the securities would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.  In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time.  For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost).  For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the securities (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, “Rebalancing”) of the applicable Index or our extension of the maturity of the securities is considered a taxable event to you.  If the IRS were to prevail in treating each Rebalancing of the applicable Index or extension of maturity as a taxable event, you would recognize capital gain or, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time.  Such gain or loss generally would be short-term capital gain or loss.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the securities.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a “Non-U.S. Holder”), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (i) above may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty.  Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Since we are a “foreign financial institution,” within the meaning of Hiring Incentives to Restore Employment Act (the “Act”), under the sections of the Act often referred to as “FATCA” we may be required to withhold 30% of any “passthru  payments” we make to you after December 31, 2016, if you are a foreign financial institution that is not in compliance with FATCA.  We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.  Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, the House Ways and Means Committee released in draft form certain proposed legislation dated February 21, 2014, relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the securities acquired after December 31, 2014, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  Other legislative or administrative proposals to change the tax rules for derivatives are made from time.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

As of December 8, 2014, there were outstanding the following:

•	$172,530,350 in stated principal amount of the 3x Long Crude Oil ETNs (3,450,607 3x Long Crude Oil ETNs).

•	$3,065,000,000 in stated principal amount of the 3x Long Natural Gas ETNs (61,300,000 3x Long Natural Gas ETNs).

•	$11,770,200 in stated principal amount of the 3x Inverse Crude Oil ETNs (235,404 3x Inverse Crude Oil ETNs).

•	$1,070,750,000 in stated principal amount of the 3x Inverse Natural Gas ETNs (21,415,000 3x Inverse Natural Gas ETNs).

Additional ETNs of each series may be issued and sold from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs of such series at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. If these activities are commenced, they may be discontinued at any time.

We intend to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date. Any agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs of any series in the open market or in other transactions, and we may use this pricing supplement together with the prospectus supplement and the prospectus dated March 23, 2012 in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs of any series, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs of any series, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs of any series in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs of any series by market participants who cover their short positions with ETNs of such series borrowed or acquired from us or our affiliates in the manner described above.

We have retained VLS Securities, LLC (“VLS”), a member of the Financial Industry Regulatory Authority (“FINRA”), to provide certain services relating to the placement and marketing of the ETNs of any series.  VLS will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the securities.  The actual amount received by VLS in a given year will depend on the number of ETNs of any series then outstanding and the number of other then outstanding ETNs of any series issued by us and marketed and/or placed by VLS. From time to time, VLS and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees. The terms of our agreement with VLS give them the right to cause an early acceleration should that agreement be terminated.  VLS or its affiliates are responsible for computing and disseminating the Closing Indicative Value and Intraday Indicative Value.

We may deliver ETNs against payment therefore on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade ETNs that are to be issued more than three Business Days prior to the related issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent.  Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

ANNEX A

FORM OF OFFER FOR REDEMPTION

Email: ETNOrders@velocityshares.com

The undersigned holder of VelocitySharesTM               Exchange Traded Notes due February 9, 2032  issued by Credit Suisse AG (“Credit Suisse”) CUSIP No.              (the “VelocitySharesTM ETNs”) hereby irrevocably offers to Credit Suisse for redemption the VelocitySharesTM ETNs in the amounts and on the date set forth below as described in the pricing supplement relating to the VelocitySharesTM ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Name:

DTC Account Number:

Ticker:

Number of VelocitySharesTM ETNs offered for redemption:

Desired valuation date:

In addition to any other requirements specified in the Pricing Supplement being satisfied, the undersigned acknowledges that the VelocitySharesTM ETNs specified above will not be redeemed unless (i) this offer for redemption is delivered to VLS Securities, LLC on a Business Day, (ii) the Redemption Agent has responded by sending an acknowledgment of the Redemption Notice accepting the redemption request, (iii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Early Redemption Valuation Date facing Credit Suisse AG, DTC #355, and (iv) the DTC Participant instructs DTC to deliver the DVP trade for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date, subject to postponement if such Early Redemption Valuation Date is not an Index Business Day or if a Market Disruption Event occurs or is continuing on such date).

The undersigned acknowledges that the redemption obligation is solely an obligation of Credit Suisse and VLS Securities, LLC is acting only to facilitate the redemption for Credit Suisse.

A-1

 ANNEX B

HYPOTHETICAL EXAMPLES

Example 1. This example assumes the applicable Index increases by 477.98% with 10.21% annualized volatility in the daily change in applicable Index levels over the relevant term.

3x Long Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	34.52%	$1.77	$132.72	9.74%	32.72%
02	104.37	5.48%	-4.89%	-12.18%	$1.72	$114.99	-4.89%	-13.36%
03	122.23	5.63%	17.11%	69.90%	$1.95	$186.24	17.11%	61.95%
04	138.52	4.80%	13.32%	48.96%	$2.70	$272.23	13.32%	46.17%
05	155.58	4.57%	12.32%	44.00%	$4.17	$386.71	12.32%	42.05%
06	189.37	4.77%	21.72%	90.38%	$6.44	$699.76	21.72%	80.95%
07	253.09	5.50%	33.64%	157.23%	$14.20	$1,689.57	33.64%	141.45%
08	280.79	5.02%	10.95%	37.46%	$25.40	$2,313.65	10.95%	36.94%
09	270.35	5.06%	-3.72%	-9.15%	$27.29	$2,073.78	-3.72%	-10.37%
10	295.24	5.60%	9.21%	29.79%	$36.82	$2,715.82	9.21%	30.96%
11	304.69	5.62%	3.20%	14.67%	$33.14	$3,005.05	3.20%	10.65%
12	331.19	5.40%	8.70%	37.86%	$47.19	$3,896.65	8.70%	29.67%
13	317.61	4.50%	-4.10%	-10.33%	$58.48	$3,434.62	-4.10%	-11.86%
14	387.27	4.73%	21.93%	91.20%	$57.23	$6,234.54	21.93%	81.52%
15	491.85	4.98%	27.00%	114.95%	$123.28	$12,833.03	27.00%	105.84%
16	514.06	4.68%	4.52%	18.37%	$200.31	$14,627.27	4.52%	13.98%
17	471.37	4.42%	-8.30%	-20.02%	$169.12	$11,281.99	-8.30%	-22.87%
18	448.43	4.53%	-4.87%	-12.02%	$140.24	$9,666.49	-4.87%	-14.32%
19	499.34	5.07%	11.35%	39.27%	$135.93	$13,418.76	11.35%	38.82%
20	577.98	4.61%	15.75%	55.96%	$229.67	$20,916.08	15.75%	55.87%

						Total Return	477.98%	20816.08%

3x Long Natural Gas ETNs

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	34.52%	$2.16	$132.33	9.74%	32.33%
02	104.37	5.48%	-4.89%	-12.18%	$2.09	$114.31	-4.89%	-13.62%
03	122.23	5.63%	17.11%	69.90%	$2.36	$184.57	17.11%	61.47%
04	138.52	4.80%	13.32%	48.96%	$3.27	$268.98	13.32%	45.73%
05	155.58	4.57%	12.32%	44.00%	$5.03	$380.94	12.32%	41.63%
06	189.37	4.77%	21.72%	90.38%	$7.74	$687.27	21.72%	80.41%
07	253.09	5.50%	33.64%	157.23%	$17.02	$1,654.46	33.64%	140.73%
08	280.79	5.02%	10.95%	37.46%	$30.36	$2,258.78	10.95%	36.53%
09	270.35	5.06%	-3.72%	-9.15%	$32.52	$2,018.52	-3.72%	-10.64%
10	295.24	5.60%	9.21%	29.79%	$43.74	$2,635.52	9.21%	30.57%
11	304.69	5.62%	3.20%	14.67%	$39.25	$2,907.42	3.20%	10.32%
12	331.19	5.40%	8.70%	37.86%	$55.71	$3,758.79	8.70%	29.28%
13	317.61	4.50%	-4.10%	-10.33%	$68.85	$3,303.18	-4.10%	-12.12%
14	387.27	4.73%	21.93%	91.20%	$67.16	$5,978.00	21.93%	80.98%
15	491.85	4.98%	27.00%	114.95%	$144.24	$12,268.10	27.00%	105.22%
16	514.06	4.68%	4.52%	18.37%	$233.67	$13,941.47	4.52%	13.64%
17	471.37	4.42%	-8.30%	-20.02%	$196.73	$10,720.64	-8.30%	-23.10%
18	448.43	4.53%	-4.87%	-12.02%	$162.64	$9,158.08	-4.87%	-14.58%
19	499.34	5.07%	11.35%	39.27%	$157.15	$12,674.91	11.35%	38.40%
20	577.98	4.61%	15.75%	55.96%	$264.71	$19,697.45	15.75%	55.41%

						Total Return	477.98%	19597.45%

3x Inverse Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year- end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	-25.45%	$1.02	$73.56	9.74%	-26.44%
02	104.37	5.48%	-4.89%	14.78%	$1.03	$83.22	-4.89%	13.14%
03	122.23	5.63%	17.11%	-40.70%	$0.94	$50.44	17.11%	-39.40%
04	138.52	4.80%	13.32%	-32.48%	$0.63	$33.77	13.32%	-33.04%
05	155.58	4.57%	12.32%	-30.40%	$0.41	$23.19	12.32%	-31.34%
06	189.37	4.77%	21.72%	-47.31%	$0.26	$12.51	21.72%	-46.04%
07	253.09	5.50%	33.64%	-60.38%	$0.12	$5.14	33.64%	-58.89%
08	280.79	5.02%	10.95%	-27.30%	$0.06	$3.65	10.95%	-29.02%
09	270.35	5.06%	-3.72%	10.46%	$0.06	$3.98	-3.72%	8.97%
10	295.24	5.60%	9.21%	-22.92%	$0.04	$2.96	9.21%	-25.63%
11	304.69	5.62%	3.20%	-12.42%	$0.04	$2.61	3.20%	-11.65%
12	331.19	5.40%	8.70%	-26.34%	$0.03	$1.99	8.70%	-23.78%
13	317.61	4.50%	-4.10%	10.91%	$0.02	$2.19	-4.10%	9.74%
14	387.27	4.73%	21.93%	-47.92%	$0.02	$1.17	21.93%	-46.53%
15	491.85	4.98%	27.00%	-53.29%	$0.01	$0.56	27.00%	-52.49%
16	514.06	4.68%	4.52%	-16.48%	$0.01	$0.47	4.52%	-15.54%
17	471.37	4.42%	-8.30%	24.76%	$0.01	$0.59	-8.30%	25.94%
18	448.43	4.53%	-4.87%	11.43%	$0.01	$0.66	-4.87%	11.41%
19	499.34	5.07%	11.35%	-27.72%	$0.01	$0.46	11.35%	-29.46%
20	577.98	4.61%	15.75%	-35.23%	$0.01	$0.29	15.75%	-36.93%

						Total Return	477.98%	-99.71%

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year- end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	-25.45%	$1.25	$73.34	9.74%	-26.66%
02	104.37	5.48%	-4.89%	14.78%	$1.25	$82.73	-4.89%	12.80%
03	122.23	5.63%	17.11%	-40.70%	$1.14	$49.99	17.11%	-39.58%
04	138.52	4.80%	13.32%	-32.48%	$0.76	$33.37	13.32%	-33.24%
05	155.58	4.57%	12.32%	-30.40%	$0.49	$22.84	12.32%	-31.55%
06	189.37	4.77%	21.72%	-47.31%	$0.32	$12.29	21.72%	-46.20%
07	253.09	5.50%	33.64%	-60.38%	$0.14	$5.04	33.64%	-59.01%
08	280.79	5.02%	10.95%	-27.30%	$0.07	$3.56	10.95%	-29.23%
09	270.35	5.06%	-3.72%	10.46%	$0.07	$3.87	-3.72%	8.64%
10	295.24	5.60%	9.21%	-22.92%	$0.05	$2.87	9.21%	-25.86%
11	304.69	5.62%	3.20%	-12.42%	$0.05	$2.53	3.20%	-11.92%
12	331.19	5.40%	8.70%	-26.34%	$0.04	$1.92	8.70%	-24.01%
13	317.61	4.50%	-4.10%	10.91%	$0.03	$2.10	-4.10%	9.41%
14	387.27	4.73%	21.93%	-47.92%	$0.03	$1.12	21.93%	-46.69%
15	491.85	4.98%	27.00%	-53.29%	$0.01	$0.53	27.00%	-52.63%
16	514.06	4.68%	4.52%	-16.48%	$0.01	$0.45	4.52%	-15.80%
17	471.37	4.42%	-8.30%	24.76%	$0.01	$0.56	-8.30%	25.56%
18	448.43	4.53%	-4.87%	11.43%	$0.01	$0.62	-4.87%	11.08%
19	499.34	5.07%	11.35%	-27.72%	$0.01	$0.44	11.35%	-29.67%
20	577.98	4.61%	15.75%	-35.23%	$0.01	$0.28	15.75%	-37.12%

						Total Return	477.98%	-99.72%

Example 2. This example assumes the applicable Index decreases by 67.44% with 10.10% annualized volatility in the daily change in applicable Index levels over the relevant term.

3x Long Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	-24.45%	$1.12	$74.54	-9.61%	-25.46%
02	77.69	4.21%	-14.05%	-36.04%	$0.91	$47.21	-14.05%	-36.67%
03	87.35	3.02%	12.43%	40.70%	$0.72	$66.08	12.43%	39.99%
04	74.30	2.99%	-14.94%	-37.50%	$0.65	$40.12	-14.94%	-39.29%
05	72.83	3.46%	-1.98%	-5.60%	$0.54	$37.36	-1.98%	-6.87%
06	64.19	3.37%	-11.86%	-30.43%	$0.35	$25.19	-11.86%	-32.59%
07	61.89	3.42%	-3.58%	-7.38%	$0.32	$22.28	-3.58%	-11.55%
08	53.73	3.41%	-13.18%	-33.23%	$0.30	$14.38	-13.18%	-35.47%
09	53.90	3.13%	0.32%	0.65%	$0.20	$14.28	0.32%	-0.70%
10	47.05	3.69%	-12.71%	-33.83%	$0.16	$9.40	-12.71%	-34.14%
11	42.97	3.90%	-8.67%	-22.14%	$0.11	$7.12	-8.67%	-24.32%
12	36.83	4.30%	-14.29%	-38.65%	$0.08	$4.48	-14.29%	-37.00%
13	43.33	4.07%	17.65%	62.86%	$0.08	$7.28	17.65%	62.33%
14	40.43	3.53%	-6.69%	-19.47%	$0.08	$5.85	-6.69%	-19.56%
15	37.88	3.23%	-6.31%	-18.16%	$0.07	$4.76	-6.31%	-18.67%
16	36.11	2.97%	-4.67%	-12.58%	$0.07	$4.09	-4.67%	-14.16%
17	32.83	3.33%	-9.08%	-23.73%	$0.05	$3.02	-9.08%	-26.01%
18	35.77	3.35%	8.96%	25.05%	$0.04	$3.86	8.96%	27.81%
19	30.57	3.27%	-14.54%	-37.57%	$0.05	$2.38	-14.54%	-38.32%
20	32.56	3.29%	6.51%	21.55%	$0.03	$2.84	6.51%	18.97%

						Total Return	-67.44%	-97.16%

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	-24.45%	$1.37	$74.32	-9.61%	-25.68%
02	77.69	4.21%	-14.05%	-36.04%	$1.11	$46.92	-14.05%	-36.86%
03	87.35	3.02%	12.43%	40.70%	$0.87	$65.49	12.43%	39.57%
04	74.30	2.99%	-14.94%	-37.50%	$0.79	$39.64	-14.94%	-39.47%
05	72.83	3.46%	-1.98%	-5.60%	$0.65	$36.81	-1.98%	-7.15%
06	64.19	3.37%	-11.86%	-30.43%	$0.42	$24.74	-11.86%	-32.79%
07	61.89	3.42%	-3.58%	-7.38%	$0.38	$21.81	-3.58%	-11.82%
08	53.73	3.41%	-13.18%	-33.23%	$0.36	$14.04	-13.18%	-35.66%
09	53.90	3.13%	0.32%	0.65%	$0.23	$13.90	0.32%	-1.00%
10	47.05	3.69%	-12.71%	-33.83%	$0.19	$9.12	-12.71%	-34.34%
11	42.97	3.90%	-8.67%	-22.14%	$0.12	$6.88	-8.67%	-24.54%
12	36.83	4.30%	-14.29%	-38.65%	$0.10	$4.32	-14.29%	-37.19%
13	43.33	4.07%	17.65%	62.86%	$0.10	$7.00	17.65%	61.84%
14	40.43	3.53%	-6.69%	-19.47%	$0.10	$5.61	-6.69%	-19.80%
15	37.88	3.23%	-6.31%	-18.16%	$0.08	$4.55	-6.31%	-18.91%
16	36.11	2.97%	-4.67%	-12.58%	$0.08	$3.90	-4.67%	-14.42%
17	32.83	3.33%	-9.08%	-23.73%	$0.06	$2.87	-9.08%	-26.23%
18	35.77	3.35%	8.96%	25.05%	$0.05	$3.66	8.96%	27.43%
19	30.57	3.27%	-14.54%	-37.57%	$0.06	$2.25	-14.54%	-38.50%
20	32.56	3.29%	6.51%	21.55%	$0.04	$2.67	6.51%	18.61%

						Total Return	-67.44%	-97.33%

3x Inverse Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	34.89%	$1.63	$133.09	-9.61%	33.09%
02	77.69	4.21%	-14.05%	55.07%	$2.03	$202.73	-14.05%	52.33%
03	87.35	3.02%	12.43%	-31.37%	$2.39	$136.11	12.43%	-32.86%
04	74.30	2.99%	-14.94%	55.21%	$2.48	$211.70	-14.94%	55.54%
05	72.83	3.46%	-1.98%	3.04%	$2.87	$215.18	-1.98%	1.65%
06	64.19	3.37%	-11.86%	38.27%	$4.31	$298.81	-11.86%	38.86%
07	61.89	3.42%	-3.58%	4.43%	$4.24	$318.01	-3.58%	6.43%
08	53.73	3.41%	-13.18%	44.65%	$4.38	$463.19	-13.18%	45.65%
09	53.90	3.13%	0.32%	-4.59%	$6.03	$436.01	0.32%	-5.87%
10	47.05	3.69%	-12.71%	47.25%	$7.03	$627.80	-12.71%	43.99%
11	42.97	3.90%	-8.67%	26.24%	$10.15	$793.49	-8.67%	26.39%
12	36.83	4.30%	-14.29%	62.91%	$12.72	$1,225.19	-14.29%	54.41%
13	43.33	4.07%	17.65%	-39.16%	$12.48	$727.49	17.65%	-40.62%
14	40.43	3.53%	-6.69%	21.17%	$11.50	$858.91	-6.69%	18.06%
15	37.88	3.23%	-6.31%	19.16%	$12.67	$1,002.23	-6.31%	16.69%
16	36.11	2.97%	-4.67%	12.50%	$13.05	$1,117.65	-4.67%	11.52%
17	32.83	3.33%	-9.08%	26.12%	$17.12	$1,414.12	-9.08%	26.53%
18	35.77	3.35%	8.96%	-22.35%	$18.70	$1,045.71	8.96%	-26.05%
19	30.57	3.27%	-14.54%	55.85%	$15.52	$1,604.81	-14.54%	53.47%
20	32.56	3.29%	6.51%	-20.87%	$21.21	$1,262.71	6.51%	-21.32%

						Total Return	-67.44%	1162.71%

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	34.89%	$1.99	$132.69	-9.61%	32.69%
02	77.69	4.21%	-14.05%	55.07%	$2.47	$201.52	-14.05%	51.87%
03	87.35	3.02%	12.43%	-31.37%	$2.90	$134.89	12.43%	-33.06%
04	74.30	2.99%	-14.94%	55.21%	$3.00	$209.18	-14.94%	55.07%
05	72.83	3.46%	-1.98%	3.04%	$3.46	$211.98	-1.98%	1.34%
06	64.19	3.37%	-11.86%	38.27%	$5.19	$293.47	-11.86%	38.45%
07	61.89	3.42%	-3.58%	4.43%	$5.08	$311.40	-3.58%	6.11%
08	53.73	3.41%	-13.18%	44.65%	$5.23	$452.21	-13.18%	45.22%
09	53.90	3.13%	0.32%	-4.59%	$7.19	$424.39	0.32%	-6.15%
10	47.05	3.69%	-12.71%	47.25%	$8.35	$609.24	-12.71%	43.56%
11	42.97	3.90%	-8.67%	26.24%	$12.03	$767.71	-8.67%	26.01%
12	36.83	4.30%	-14.29%	62.91%	$15.01	$1,181.84	-14.29%	53.94%
13	43.33	4.07%	17.65%	-39.16%	$14.69	$699.65	17.65%	-40.80%
14	40.43	3.53%	-6.69%	21.17%	$13.50	$823.57	-6.69%	17.71%
15	37.88	3.23%	-6.31%	19.16%	$14.83	$958.11	-6.31%	16.34%
16	36.11	2.97%	-4.67%	12.50%	$15.22	$1,065.25	-4.67%	11.18%
17	32.83	3.33%	-9.08%	26.12%	$19.92	$1,343.76	-9.08%	26.15%
18	35.77	3.35%	8.96%	-22.35%	$21.69	$990.71	8.96%	-26.27%
19	30.57	3.27%	-14.54%	55.85%	$17.94	$1,515.85	-14.54%	53.01%
20	32.56	3.29%	6.51%	-20.87%	$24.45	$1,189.14	6.51%	-21.55%

						Total Return	-67.44%	1089.14%

Example 3. This example assumes the applicable Index increases by 3973.34% with 60.53% annualized volatility in the daily change in applicable Index levels over the relevant term.

3x Long Crude Oil ETNs:
A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	128.51%	$3.69	$225.45	88.36%	125.45%
02	215.66	5.27%	14.49%	-49.20%	$3.49	$134.50	14.49%	-40.34%
03	335.67	4.59%	55.65%	20.69%	$7.33	$181.88	55.65%	35.23%
04	158.43	4.17%	-52.80%	-96.58%	$1.43	$6.20	-52.80%	-96.59%
05	74.70	4.60%	-52.85%	-96.51%	$0.03	$0.21	-52.85%	-96.56%
06	31.32	5.39%	-58.07%	-97.46%	$0.00	$0.00	-58.07%	-97.69%
07	52.63	5.51%	68.03%	96.16%	$0.00	$0.01	68.03%	72.04%
08	34.20	4.99%	-35.02%	-93.12%	$0.00	$0.00	-35.02%	-92.89%
09	85.79	5.41%	150.88%	541.77%	$0.00	$0.00	150.88%	533.14%
10	131.01	6.52%	52.71%	11.93%	$0.00	$0.00	52.71%	11.40%
11	168.71	5.48%	28.78%	-25.30%	$0.00	$0.00	28.78%	-30.43%
12	867.35	4.41%	414.10%	3096.25%	$0.00	$0.13	414.10%	4127.50%
13	878.95	2.78%	1.34%	-64.82%	$0.00	$0.03	1.34%	-73.60%
14	1168.16	2.31%	32.90%	-29.40%	$0.00	$0.02	32.90%	-34.34%
15	911.00	2.58%	-22.01%	-85.14%	$0.00	$0.00	-22.01%	-83.28%
16	493.33	3.20%	-45.85%	-95.09%	$0.00	$0.00	-45.85%	-94.79%
17	450.78	3.02%	-8.62%	-77.88%	$0.00	$0.00	-8.62%	-76.13%
18	898.54	3.56%	99.33%	109.09%	$0.00	$0.00	99.33%	194.95%
19	1995.54	3.46%	122.09%	236.25%	$0.00	$0.00	122.09%	243.56%
20	4073.34	2.27%	104.12%	257.04%	$0.00	$0.00	104.12%	221.43%

						Total Return	3973.34%	-100.00%

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	128.51%	$4.50	$224.78	88.36%	124.78%
02	215.66	5.27%	14.49%	-49.20%	$4.24	$133.70	14.49%	-40.52%
03	335.67	4.59%	55.65%	20.69%	$8.89	$180.26	55.65%	34.82%
04	158.43	4.17%	-52.80%	-96.58%	$1.73	$6.13	-52.80%	-96.60%
05	74.70	4.60%	-52.85%	-96.51%	$0.04	$0.21	-52.85%	-96.57%
06	31.32	5.39%	-58.07%	-97.46%	$0.00	$0.00	-58.07%	-97.69%
07	52.63	5.51%	68.03%	96.16%	$0.00	$0.01	68.03%	71.53%
08	34.20	4.99%	-35.02%	-93.12%	$0.00	$0.00	-35.02%	-92.92%
09	85.79	5.41%	150.88%	541.77%	$0.00	$0.00	150.88%	531.24%
10	131.01	6.52%	52.71%	11.93%	$0.00	$0.00	52.71%	11.07%
11	168.71	5.48%	28.78%	-25.30%	$0.00	$0.00	28.78%	-30.64%
12	867.35	4.41%	414.10%	3096.25%	$0.00	$0.12	414.10%	4114.87%
13	878.95	2.78%	1.34%	-64.82%	$0.00	$0.03	1.34%	-73.68%
14	1168.16	2.31%	32.90%	-29.40%	$0.00	$0.02	32.90%	-34.54%
15	911.00	2.58%	-22.01%	-85.14%	$0.00	$0.00	-22.01%	-83.33%
16	493.33	3.20%	-45.85%	-95.09%	$0.00	$0.00	-45.85%	-94.81%
17	450.78	3.02%	-8.62%	-77.88%	$0.00	$0.00	-8.62%	-76.20%
18	898.54	3.56%	99.33%	109.09%	$0.00	$0.00	99.33%	194.07%
19	1995.54	3.46%	122.09%	236.25%	$0.00	$0.00	122.09%	242.54%
20	4073.34	2.27%	104.12%	257.04%	$0.00	$0.00	104.12%	220.47%

						Total Return	3973.34%	-100.00%

3x Inverse Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	-98.55%	$0.37	$1.43	88.36%	-98.57%
02	215.66	5.27%	14.49%	-88.82%	$0.01	$0.14	14.49%	-90.50%
03	335.67	4.59%	55.65%	-96.34%	$0.00	$0.00	55.65%	-96.77%
04	158.43	4.17%	-52.80%	-16.57%	$0.00	$0.00	-52.80%	-18.57%
05	74.70	4.60%	-52.85%	-0.14%	$0.00	$0.00	-52.85%	-1.49%
06	31.32	5.39%	-58.07%	18.79%	$0.00	$0.00	-58.07%	31.83%
07	52.63	5.51%	68.03%	-97.78%	$0.00	$0.00	68.03%	-97.50%
08	34.20	4.99%	-35.02%	-73.83%	$0.00	$0.00	-35.02%	-75.30%
09	85.79	5.41%	150.88%	-99.09%	$0.00	$0.00	150.88%	-99.10%
10	131.01	6.52%	52.71%	-97.69%	$0.00	$0.00	52.71%	-97.74%
11	168.71	5.48%	28.78%	-95.45%	$0.00	$0.00	28.78%	-95.23%
12	867.35	4.41%	414.10%	-99.92%	$0.00	$0.00	414.10%	-99.94%
13	878.95	2.78%	1.34%	-96.09%	$0.00	$0.00	1.34%	-94.38%
14	1168.16	2.31%	32.90%	-97.13%	$0.00	$0.00	32.90%	-96.98%
15	911.00	2.58%	-22.01%	-71.04%	$0.00	$0.00	-22.01%	-74.56%
16	493.33	3.20%	-45.85%	-28.83%	$0.00	$0.00	-45.85%	-34.41%
17	450.78	3.02%	-8.62%	-86.83%	$0.00	$0.00	-8.62%	-88.04%
18	898.54	3.56%	99.33%	-97.99%	$0.00	$0.00	99.33%	-98.53%
19	1995.54	3.46%	122.09%	-99.14%	$0.00	$0.00	122.09%	-99.18%
20	4073.34	2.27%	104.12%	-98.65%	$0.00	$0.00	104.12%	-98.53%

						Total Return	3973.34%	-100.00%

3x Inverse Natural Gas ETNs

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	-98.55%	$0.45	$1.43	88.36%	-98.57%
02	215.66	5.27%	14.49%	-88.82%	$0.01	$0.14	14.49%	-90.52%
03	335.67	4.59%	55.65%	-96.34%	$0.00	$0.00	55.65%	-96.78%
04	158.43	4.17%	-52.80%	-16.57%	$0.00	$0.00	-52.80%	-18.81%
05	74.70	4.60%	-52.85%	-0.14%	$0.00	$0.00	-52.85%	-1.79%
06	31.32	5.39%	-58.07%	18.79%	$0.00	$0.00	-58.07%	31.44%
07	52.63	5.51%	68.03%	-97.78%	$0.00	$0.00	68.03%	-97.51%
08	34.20	4.99%	-35.02%	-73.83%	$0.00	$0.00	-35.02%	-75.38%
09	85.79	5.41%	150.88%	-99.09%	$0.00	$0.00	150.88%	-99.11%
10	131.01	6.52%	52.71%	-97.69%	$0.00	$0.00	52.71%	-97.75%
11	168.71	5.48%	28.78%	-95.45%	$0.00	$0.00	28.78%	-95.24%
12	867.35	4.41%	414.10%	-99.92%	$0.00	$0.00	414.10%	-99.94%
13	878.95	2.78%	1.34%	-96.09%	$0.00	$0.00	1.34%	-94.39%
14	1168.16	2.31%	32.90%	-97.13%	$0.00	$0.00	32.90%	-96.99%
15	911.00	2.58%	-22.01%	-71.04%	$0.00	$0.00	-22.01%	-74.64%
16	493.33	3.20%	-45.85%	-28.83%	$0.00	$0.00	-45.85%	-34.61%
17	450.78	3.02%	-8.62%	-86.83%	$0.00	$0.00	-8.62%	-88.07%
18	898.54	3.56%	99.33%	-97.99%	$0.00	$0.00	99.33%	-98.54%
19	1995.54	3.46%	122.09%	-99.14%	$0.00	$0.00	122.09%	-99.18%
20	4073.34	2.27%	104.12%	-98.65%	$0.00	$0.00	104.12%	-98.54%

						Total Return	3973.34%	-100.00%

Example 4. This example assumes the applicable Index decreases by 98.89% with 49.69% annualized volatility in the daily change in applicable Index levels over the relevant term.

3x Long Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	-96.33%	$0.59	$3.62	-55.79%	-96.38%
02	35.88	3.42%	-18.85%	-74.51%	$0.04	$0.95	-18.85%	-73.87%
03	34.53	2.64%	-3.76%	-55.63%	$0.01	$0.43	-3.76%	-54.53%
04	18.35	2.74%	-46.86%	-93.43%	$0.00	$0.03	-46.86%	-93.17%
05	16.25	2.59%	-11.42%	-68.67%	$0.00	$0.01	-11.42%	-69.10%
06	14.11	2.97%	-13.20%	-72.20%	$0.00	$0.00	-13.20%	-74.31%
07	7.82	3.44%	-44.60%	-93.00%	$0.00	$0.00	-44.60%	-93.07%
08	6.55	4.17%	-16.20%	-69.12%	$0.00	$0.00	-16.20%	-71.78%
09	5.68	4.16%	-13.21%	-69.96%	$0.00	$0.00	-13.21%	-70.37%
10	13.53	4.06%	138.03%	537.37%	$0.00	$0.00	138.03%	557.05%
11	10.98	2.85%	-18.87%	-71.34%	$0.00	$0.00	-18.87%	-74.49%
12	11.53	2.96%	5.00%	-34.56%	$0.00	$0.00	5.00%	-36.03%
13	13.91	2.79%	20.71%	-9.48%	$0.00	$0.00	20.71%	-19.17%
14	9.89	2.39%	-28.89%	-78.20%	$0.00	$0.00	-28.89%	-82.57%
15	7.44	2.75%	-24.75%	-82.42%	$0.00	$0.00	-24.75%	-81.11%
16	3.91	2.01%	-47.49%	-93.94%	$0.00	$0.00	-47.49%	-93.49%
17	5.60	1.68%	43.36%	36.17%	$0.00	$0.00	43.36%	36.61%
18	3.98	2.13%	-29.03%	-82.68%	$0.00	$0.00	-29.03%	-81.91%
19	3.22	2.41%	-19.03%	-74.60%	$0.00	$0.00	-19.03%	-76.64%
20	1.11	2.29%	-65.39%	-97.97%	$0.00	$0.00	-65.39%	-98.14%

						Total Return	-98.89%	-100.00%

3x Long Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	-96.33%	$0.72	$3.61	-55.79%	-96.39%
02	35.88	3.42%	-18.85%	-74.51%	$0.05	$0.94	-18.85%	-73.95%
03	34.53	2.64%	-3.76%	-55.63%	$0.01	$0.43	-3.76%	-54.67%
04	18.35	2.74%	-46.86%	-93.43%	$0.00	$0.03	-46.86%	-93.19%
05	16.25	2.59%	-11.42%	-68.67%	$0.00	$0.01	-11.42%	-69.19%
06	14.11	2.97%	-13.20%	-72.20%	$0.00	$0.00	-13.20%	-72.31%
07	7.82	3.44%	-44.60%	-93.00%	$0.00	$0.00	-44.60%	-92.07%
08	6.55	4.17%	-16.20%	-69.12%	$0.00	$0.00	-16.20%	-71.86%
09	5.68	4.16%	-13.21%	-69.96%	$0.00	$0.00	-13.21%	-70.46%
10	13.53	4.06%	138.03%	537.37%	$0.00	$0.00	138.03%	555.09%
11	10.98	2.85%	-18.87%	-71.34%	$0.00	$0.00	-18.87%	-74.57%
12	11.53	2.96%	5.00%	-34.56%	$0.00	$0.00	5.00%	-39.31%
13	13.91	2.79%	20.71%	-9.48%	$0.00	$0.00	20.71%	-19.41%
14	9.89	2.39%	-28.89%	-78.20%	$0.00	$0.00	-28.89%	-82.62%
15	7.44	2.75%	-24.75%	-82.42%	$0.00	$0.00	-24.75%	-81.17%
16	3.91	2.01%	-47.49%	-93.94%	$0.00	$0.00	-47.49%	-93.51%
17	5.60	1.68%	43.36%	36.17%	$0.00	$0.00	43.36%	36.20%
18	3.98	2.13%	-29.03%	-82.68%	$0.00	$0.00	-29.03%	-83.01%
19	3.22	2.41%	-19.03%	-74.60%	$0.00	$0.00	-19.03%	-76.71%
20	1.11	2.29%	-65.39%	-97.97%	$0.00	$0.00	-65.39%	-98.14%

						Total Return	-98.89%	-100.00%

3x Inverse Crude Oil ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	119.05%	$1.82	$216.12	-55.79%	116.12%
02	35.88	3.42%	-18.85%	-54.87%	$1.44	$92.68	-18.85%	-57.12%
03	34.53	2.64%	-3.76%	-68.87%	$0.71	$27.44	-3.76%	-70.40%
04	18.35	2.74%	-46.86%	56.44%	$0.56	$40.28	-46.86%	46.82%
05	16.25	2.59%	-11.42%	-70.15%	$0.21	$11.86	-11.42%	-70.56%
06	14.11	2.97%	-13.20%	-71.50%	$0.10	$3.32	-13.20%	-71.97%
07	7.82	3.44%	-44.60%	44.90%	$0.03	$4.20	-44.60%	26.18%
08	6.55	4.17%	-16.20%	-66.31%	$0.02	$1.51	-16.20%	-63.91%
09	5.68	4.16%	-13.21%	-68.32%	$0.01	$0.47	-13.21%	-68.75%
10	13.53	4.06%	138.03%	-98.38%	$0.00	$0.01	138.03%	-98.47%
11	10.98	2.85%	-18.87%	-61.22%	$0.00	$0.00	-18.87%	-57.09%
12	11.53	2.96%	5.00%	-78.09%	$0.00	$0.00	5.00%	-77.02%
13	13.91	2.79%	20.71%	-89.41%	$0.00	$0.00	20.71%	-88.33%
14	9.89	2.39%	-28.89%	-49.61%	$0.00	$0.00	-28.89%	-35.12%
15	7.44	2.75%	-24.75%	-46.68%	$0.00	$0.00	-24.75%	-51.40%
16	3.91	2.01%	-47.49%	62.45%	$0.00	$0.00	-47.49%	48.27%
17	5.60	1.68%	43.36%	-92.43%	$0.00	$0.00	43.36%	-92.66%
18	3.98	2.13%	-29.03%	-33.98%	$0.00	$0.00	-29.03%	-34.26%
19	3.22	2.41%	-19.03%	-66.11%	$0.00	$0.00	-19.03%	-63.96%
20	1.11	2.29%	-65.39%	372.07%	$0.00	$0.00	-65.39%	405.26%

						Total Return	-98.89%	-100.00%

3x Inverse Natural Gas ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Performance	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year-end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	119.05%	$2.22	$215.48	-55.79%	115.48%
02	35.88	3.42%	-18.85%	-54.87%	$1.76	$92.13	-18.85%	-57.24%
03	34.53	2.64%	-3.76%	-68.87%	$0.86	$27.19	-3.76%	-70.49%
04	18.35	2.74%	-46.86%	56.44%	$0.67	$39.80	-46.86%	46.38%
05	16.25	2.59%	-11.42%	-70.15%	$0.26	$11.68	-11.42%	-70.65%
06	14.11	2.97%	-13.20%	-71.50%	$0.11	$3.27	-13.20%	-72.05%
07	7.82	3.44%	-44.60%	44.90%	$0.04	$4.11	-44.60%	25.81%
08	6.55	4.17%	-16.20%	-66.31%	$0.02	$1.48	-16.20%	-64.02%
09	5.68	4.16%	-13.21%	-68.32%	$0.01	$0.46	-13.21%	-68.84%
10	13.53	4.06%	138.03%	-98.38%	$0.00	$0.01	138.03%	-98.48%
11	10.98	2.85%	-18.87%	-61.22%	$0.00	$0.00	-18.87%	-57.22%
12	11.53	2.96%	5.00%	-78.09%	$0.00	$0.00	5.00%	-77.09%
13	13.91	2.79%	20.71%	-89.41%	$0.00	$0.00	20.71%	-88.37%
14	9.89	2.39%	-28.89%	-49.61%	$0.00	$0.00	-28.89%	-35.31%
15	7.44	2.75%	-24.75%	-46.68%	$0.00	$0.00	-24.75%	-51.54%
16	3.91	2.01%	-47.49%	62.45%	$0.00	$0.00	-47.49%	47.83%
17	5.60	1.68%	43.36%	-92.43%	$0.00	$0.00	43.36%	-92.68%
18	3.98	2.13%	-29.03%	-33.98%	$0.00	$0.00	-29.03%	-34.45%
19	3.22	2.41%	-19.03%	-66.11%	$0.00	$0.00	-19.03%	-64.07%
20	1.11	2.29%	-65.39%	372.07%	$0.00	$0.00	-65.39%	403.74%

						Total Return	-98.89%	-100.00%

Credit Suisse AG,

Acting through its Nassau Branch

Exchange Traded Notes

due February 9, 2032

December 8, 2014

Credit Suisse